                                                                     Exhibit 2.1

                                                                  Execution Copy


================================================================================

                           Stock Purchase Agreement

                                     Among

                           Cedar USA Holdings, Inc.,

                                Cedar Group Plc

                                      and

                          Renaissance Worldwide, Inc.


                              September 20, 2000

                                TABLE OF CONTENTS

                                                                                                               Page
1.       Purchase and Sale of the Shares......................................................................    1
         1.1.     The Shares..................................................................................    1
         1.2.     Consideration...............................................................................    1
         1.3.     The Closing.................................................................................    1
2.       Representations and Warranties of Seller.............................................................    2
         2.1.     Organization and Qualification; Subsidiaries................................................    2
         2.2.     Charter Documents...........................................................................    2
         2.3.     Capitalization..............................................................................    3
         2.4.     Authority Relative to this Agreement........................................................    3
         2.5.     Title to Shares.............................................................................    3
         2.6.     No Conflict; Required Filings and Consents..................................................    3
         2.7.     Compliance with Law.........................................................................    4
         2.8.     Financial Statements........................................................................    4
         2.9.     Absence of Certain Changes or Events........................................................    5
         2.10.    No Undisclosed Liabilities..................................................................    5
         2.11.    Absence of Litigation.......................................................................    6
         2.12.    Employee Benefit Plans, Employment Agreements...............................................    6
         2.13.    Labor Matters...............................................................................    8
         2.14.    Material Contracts..........................................................................    8
         2.15.    Transactions with Affiliates................................................................    9
         2.16.    Taxes.......................................................................................   10
         2.17.    Environmental Matters.......................................................................   11
         2.18.    Intellectual Property.......................................................................   11
         2.19.    Insurance...................................................................................   12
         2.20.    Brokers.....................................................................................   12
         2.21.    Change in Control Payments..................................................................   12
         2.22.    Leasehold Property and Tangible Assets......................................................   12
         2.23.    Real Property...............................................................................   13
         2.24.    Agency Agreements...........................................................................   13
         2.25.    Insolvency..................................................................................   14
3.       Representations and Warranties of Parent and Buyer...................................................   14
         3.1.     Organization and Qualification..............................................................   14
         3.2.     Authority Relative to this Agreement........................................................   14
         3.3.     No Conflict, Required Filings and Consents..................................................   14
         3.4.     Financial Ability to Perform................................................................   15
         3.5.     Brokers.....................................................................................   15
         3.6.     Investment Intent...........................................................................   16
         3.7.     Financial Statements........................................................................   16
4.       Covenants of the Parties.............................................................................   16
         4.1.     Conduct of Business Prior to Closing........................................................   16
         4.2.     Cash and Debt Related Agreements............................................................   17
         4.3.     HSR Act.....................................................................................   19

         4.4.     Access to Information; Confidentiality.....................................................    20
         4.5.     Consents; Approvals........................................................................    20
         4.6.     Public Announcements.......................................................................    20
         4.7.     Non-Competition; Non-Solicitation..........................................................    20
         4.8.     Business Records...........................................................................    21
         4.9.     Tax Matters................................................................................    21
         4.10.    Use of Names...............................................................................    24
         4.11.    License Agreement..........................................................................    24
         4.12.    Certain Actions............................................................................    24
         4.13.    Benefit Plans..............................................................................    25
         4.14.    Shareholder Approval.......................................................................    26
         4.15.    Payment of Bonuses.........................................................................    26
         4.16.    Resignations...............................................................................    26
         4.17.    Transfer of IndiaCo Shares.................................................................    26
         4.18.    Dissolution of Renaissance Worldwide Strategy (S) Pte Ltd..................................    26
         4.19.    Potential Counterclaim.....................................................................    26
         4.20.    Actions with respect to UK Leases..........................................................    27
5.       Conditions Precedent to the Obligations of Each Party...............................................    27
         5.1.     HSR Act....................................................................................    27
         5.2.     No Injunctions or Restraints; Illegality...................................................    27
6.       Additional Conditions Precedent to the Obligations of the Buyer.....................................    27
         6.1.     Representations and Warranties.............................................................    27
         6.2.     Agreements and Covenants...................................................................    28
         6.3.     Consents Obtained..........................................................................    28
         6.4.     Delivery of Shares.........................................................................    28
         6.5.     Shareholder Approval.......................................................................    28
         6.6.     Legal Opinion..............................................................................    28
         6.7.     Transition Services Agreement..............................................................    28
         6.8.     Underwriting Agreement.....................................................................    28
         6.9.     Listing of Shares..........................................................................    28
7.       Additional Conditions Precedent to Obligations of the Seller........................................    28
         7.1.     Representations and Warranties.............................................................    29
         7.2.     Agreements and Covenants...................................................................    29
         7.3.     Consents Obtained..........................................................................    29
         7.4.     Payment of Purchase Price..................................................................    29
         7.5.     Legal Opinion..............................................................................    29
         7.6.     Transition Services Agreement..............................................................    29
8.       Indemnification.....................................................................................    29
         8.1.     Survival of Representations and Warranties.................................................    29
         8.2.     General Indemnity..........................................................................    29
         8.3.     Limitations on Indemnity...................................................................    30
         8.4.     Third Party Claims.........................................................................    31
         8.5.     Exclusive Remedy...........................................................................    31
9.       Definitions.........................................................................................    32
10.      Miscellaneous.......................................................................................    36

         10.1.    Knowledge..................................................................................    37
         10.2.    Notices....................................................................................    37
         10.3.    Expenses of Transaction....................................................................    38
         10.4.    Assignment.................................................................................    38
         10.5.    Entire Agreement...........................................................................    38
         10.6.    No Further Representations, etc............................................................    39
         10.7.    Headings...................................................................................    39
         10.8.    Termination................................................................................    39
         10.9.    Effect of Termination......................................................................    40
         10.10.   Governing Law, etc.........................................................................    40
         10.11.   Waiver of Jury Trial.......................................................................    40
         10.12.   Counterparts...............................................................................    41
         10.13.   Amendments and Waivers.....................................................................    41
         10.14.   Severability...............................................................................    41
         10.15.   No Third Party Beneficiaries...............................................................    41
         10.16.   Parent Guarantee...........................................................................    41

                               List of Schedules
                               -----------------

Disclosure Schedule
      Section 2.1         Subsidiaries
      Section 2.2         Charter Documents
      Section 2.3         Capitalization
      Section 2.4         Authority
      Section 2.5         Title to Shares
      Section 2.6         Conflicts
      Section 2.7         Compliance
      Section 2.8         Financial Statements
      Section 2.9         Absence of Changes
      Section 2.10        Undisclosed Liabilities
      Section 2.11        Litigation
      Section 2.12        Benefit Plans
      Section 2.13        Labor Matters
      Section 2.14        Material Contracts
      Section 2.15        Transactions with Affiliates
      Section 2.16        Taxes
      Section 2.17        Environmental Matters
      Section 2.18        Intellectual Property
      Section 2.19        Insurance
      Section 2.20        Brokers
      Section 2.21        Change in Control Payments
      Section 2.22        Tangible Assets
      Section 2.23        Real Property
      Section 2.24        Agency Agreements
      Section 2.25        Insolvency
Schedule 4.1      Conduct of Business Prior to Closing
Schedule 4.2      Other Indebtedness
Schedule 4.7      Non-competition

                               List of Exhibits
                               ----------------

Exhibit A                 Financial Statements
Exhibit B                 License Agreement
Exhibit C                 Consents
Exhibit D                 Parent Financial Statements
Exhibit E                 Transition Services Agreement

                           Stock Purchase Agreement

         THIS STOCK PURCHASE AGREEMENT (the "Agreement") is made as of September 20, 2000 among Cedar USA Holdings, Inc., a Delaware corporation (the "Buyer"),
                                                                      -----
Cedar Group Plc, a corporation organized under the laws of the United Kingdom ("Parent") and Renaissance Worldwide, Inc., a Massachusetts corporation and the
  ------
holder of all of the outstanding capital stock of the Company (as defined below) and the indirect holder of all of the outstanding capital stock of IndiaCo (as defined below) (the "Seller").
                     ------
         WHEREAS, the Seller owns all of the outstanding shares (the "Hunter
                                                                      ------
Shares") of capital stock of The Hunter Group, Inc., a Maryland corporation (the
------
"Company");
 -------

         WHEREAS, the Seller owns all of the outstanding shares of Renaissance Worldwide IT Consulting Services, Inc., a Delaware corporation, which owns all of the outstanding shares of Renaissance Worldwide International Holdings, Inc., a Delaware corporation ("HoldCo") which owns 12,639 of the 12,641 outstanding shares (such 12,639 shares being the "IndiaCo Shares" and, together with the
                                      --------------
Hunter Shares, the "Shares") of capital stock of Renaissance Worldwide
                    ------
Consulting Private Limited, an India corporation ("IndiaCo");
                                                   -------

         WHEREAS, Parent controls all of the outstanding shares of the Buyer;
and

         WHEREAS, this Agreement contemplates a transaction in which the Buyer will purchase from the Seller and HoldCo, and the Seller will sell, or cause to be sold, to the Buyer, all of the Shares in exchange for the Purchase Price (as defined below).

         NOW, THEREFORE, in consideration of these premises, the respective covenants of the Buyer, the Parent and the Seller set forth below and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.       Purchase and Sale of the Shares.

         1.1.  The Shares. Subject to compliance with all the terms and
               ----------
conditions of this Agreement and in reliance on the representations and warranties set forth in this Agreement, the Seller agrees to sell, or cause to be sold, to the Buyer, and the Buyer agrees to purchase from the Seller, at the Closing (as defined below) all of the Shares for the Purchase Price.

         1.2.  Consideration. The consideration to be paid by the Buyer to the
               -------------
Seller for the Shares shall be cash in an aggregate amount equal to $72,000,000 (the "Purchase Price"), of which $71,424,000 shall be paid in respect of the
      --------------
Hunter Shares and $576,000 shall be paid in respect of the IndiaCo Shares.

         1.3.  The Closing. The closing (the "Closing") shall be held at the
               -----------                    -------
offices of Ropes & Gray, One International Place, Boston, Massachusetts, at 10:00 a.m. on October 16, 2000, or on
such other date which the parties select, in either case as promptly as practicable (and in any event within two business days) after satisfaction or waiver of the conditions set forth in Sections 5, 6 and 7, (the date on which the Closing occurs being referred to herein as the "Closing Date"). At the
                                                    ------------
Closing: (a) the Seller will deliver, or cause to be delivered, to the Buyer stock certificates representing all of the Hunter Shares, and the IndiaCo Shares held by HoldCo together with separate stock powers duly executed in blank; (b) the Seller will deliver, or cause to be delivered, to the Buyer stock certificates representing all of the shares of IndiaCo not owned by HoldCo and of each subsidiary of the Company to the extent that such shares are certificated and are not owned by a Transferred Company immediately prior to the Closing, together with stock powers executed in blank; (c) the Buyer will deliver to the Seller the Purchase Price by wire transfer of immediately available funds to an account specified by the Seller at least two business days prior to the Closing; and (d) each party will deliver to the other such certificates, opinions and other documents as are contemplated hereby.

2.       Representations and Warranties of Seller.

         The Seller hereby represents and warrants to Buyer that, except as set forth in the written disclosure schedule delivered on or prior to the date hereof by the Seller to Buyer that is arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Section 2 (the "Disclosure Schedule"):
 -------------------
         2.1.  Organization and Qualification; Subsidiaries. Each of the
               --------------------------------------------
Transferred Companies and the Seller is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite corporate power and authority necessary to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to be so organized, existing and in good standing or to have such power and authority would not reasonably be expected to have a Material Adverse Effect. Each of the Transferred Companies is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except for such failures to be so duly qualified or licensed and in good standing that would not reasonably be expected to have a Material Adverse Effect. A true and complete list of all of the Company's subsidiaries, together with the jurisdiction of incorporation of each subsidiary, the authorized capitalization of each subsidiary, and the percentage of each subsidiary's outstanding capital stock owned by the Company or another subsidiary, is set forth in Section 2.1 of the Disclosure Schedule. IndiaCo has no subsidiaries. Except for the subsidiaries described above in this Section 2.1, neither the Company nor any other Transferred Company directly or indirectly owns any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for, any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity.

         2.2.  Charter Documents. The Seller has heretofore furnished to Buyer a
               -----------------
complete and correct copy of the Company's Charter (including both Articles of Incorporation and By-Laws) and has furnished to Buyer the Charter of IndiaCo and each of the other Transferred Companies. Such Charters are in full force and effect and no Transferred Company is in violation of any of the provisions of its Charter, except where the failure to be in full force and effect or where such violation has not had and would not reasonably be expected to have a Material Adverse Effect. No Shareholder or director resolutions exist which are contrary to the Charter of any Transferred Company as furnished to the Buyer or as reflected in the applicable governmental public records office. As of the date hereof, no resolution of any Transferred Company has been adopted to amend any Charter of any Transferred Company.

         2.3.   Capitalization. The authorized capital stock of the Company
                --------------
consists of 3,000 shares of common stock, no par value, of which, 1,000 shares of common stock of the Company are issued and outstanding, all of which are validly issued, fully paid and nonassessable. The authorized capital stock of IndiaCo consists of 2,000,000 shares of common stock, Rs. 10 par value, of which, 12,641 shares of common stock of IndiaCo are issued and outstanding, all of which are validly issued, fully paid and non-assessable. Other than as contemplated by this Agreement, there are no outstanding options, warrants or other rights, agreements, arrangements or commitments of any character existing obligating the Seller or any Transferred Company to issue, sell or otherwise cause to become outstanding any shares of capital stock of, or other equity interests in, any Transferred Company. There are no obligations, contingent or otherwise, of any Transferred Company to repurchase, redeem or otherwise acquire any shares of common stock or the capital stock of any subsidiary or to provide funds to or make any investment (in the form of a loan, capital contribution, guaranty or otherwise) in any such subsidiary or any other entity. There are no voting trusts, proxies, or other agreements with respect to the voting of any capital stock of any Transferred Company. All of the outstanding shares of capital stock of each of the Company's subsidiaries are duly authorized, validly issued, fully paid and nonassessable.

         2.4.   Authority Relative to this Agreement. The Seller has all
                ------------------------------------
necessary corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Seller and the consummation by the Seller of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of the Seller. This Agreement has been duly and validly executed and delivered by the Seller, and assuming the due authorization, execution and delivery by Buyer and Parent, constitutes a legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms.

         2.5.   Title to Shares. The Seller is the sole record and beneficial
                ---------------
owner of, and has good and marketable title to, the Hunter Shares free and clear of any Lien, except for restrictions on transfer imposed by applicable securities laws. HoldCo is the sole record and individual owner of, and has good and marketable title to, the IndiaCo Shares free and clear of any Lien, except for restrictions on transfer imposed by applicable securities laws. The Company or another Transferred Company is the sole record and beneficial owner of, and has good and marketable title to, the outstanding Shares of each of the Company's subsidiaries free and clear of any Lien, except for restrictions on transfer imposed by applicable securities laws.

         2.6.   No Conflict; Required Filings and Consents.
                ------------------------------------------

          (a) The execution and delivery of this Agreement by the Seller does not, and the performance of this Agreement by the Seller and the consummation of the transactions contemplated hereby will not, (i) violate the Charter of the Seller, (ii) violate the Charter of any Transferred Company, (iii) violate any national, federal, foreign, state or provincial law, statute, constitution, rule, regulation, order, judgment or decree (collectively, "Laws") applicable to any Transferred Company or the Seller
                     ----
     or by which any of the Transferred Companies' respective properties are bound or affected, or (iv) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to any Person any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any of the properties or assets of any Transferred Company pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which any Transferred Company is a party or by which any Transferred Company or any of their respective properties is bound or affected, except as to clauses
     (ii), (iii) and (iv) above for any such violations, breaches, defaults, rights, alterations or other occurrences that would not reasonably be expected to have a Material Adverse Effect.

          (b) The execution and delivery of this Agreement by the Seller does not, and the performance of this Agreement by the Seller will not, require any consent, approval, authorization or permit of, or filing with or notification to, any federal, foreign, state or provincial governmental or regulatory authority to be obtained or made by the Seller or any Transferred Company except (i) for compliance with applicable disclosure requirements, if any, under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the "Exchange Act"), and
                                                             ------------
     compliance with the pre-merger notification requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act") and
                                                                 -------
     (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would be reasonably expected to have a Material Adverse Effect.

     2.7. Compliance with Law. No Transferred Company is in default or violation
          -------------------
of any Law applicable to any Transferred Company or by which any of their respective properties is bound or affected, except for any such defaults or violations which have not had and would not reasonably be expected to have a Material Adverse Effect. All governmental or regulatory licenses and permits necessary in connection with the operations of each of the Transferred Companies are in full force and effect and there are no pending or, to the knowledge of the Seller, threatened proceedings for the suspension or cancellation of any of them or, to the knowledge of the Company and Seller, any basis therefor, except in each case where the failure to be in full force and effect or the suspension or cancellation have not had and would not reasonably be expected to have a Material Adverse Effect.

     2.8. Financial Statements. The Seller has furnished the Parent with copies
          --------------------
of the following financial statements of the Company: (a) the audited consolidated balance sheets as of December 31, 1999 and the related statements of income, change in stockholders' equity and cash flow for the fiscal year for each of the Company and its subsidiaries and IndiaCo ended on such date; and (b) the audited consolidated balance sheet as of June 30, 2000 (the "Most Recent Balance Sheet") and the related statements of income, change
      -------------------------
in stockholders' equity and cash flow for each of the Company and its subsidiaries and IndiaCo for the six-month period ended on such date ((a) and
(b) collectively, the "Financial Statements"). True and correct copies of the
                       --------------------
Financial Statements are attached hereto as Exhibit A. The Financial Statements
                                            ---------
(i) present fairly in all material respects the financial position of the Company and its subsidiaries and IndiaCo and the results of operations of the Company and its subsidiaries and IndiaCo as of the respective dates thereof and for the periods covered thereby and (ii) were prepared in accordance with United States generally accepted accounting principles ("GAAP"), applied on a
                                                  ----
consistent basis throughout the periods covered thereby.

         2.9.  Absence of Certain Changes or Events. Since the date of the Most
               ------------------------------------
Recent Balance Sheet, each Transferred Company has conducted its business in the ordinary course and there has not occurred: (a) any Material Adverse Effect; (b) any amendments or changes in the Charter of any of the Transferred Companies;
(c) any material change by any Transferred Company in its accounting methods, principles or practices, except as may be required by GAAP; (d) any sale or other disposition of, or any damage, destruction or loss (not covered by insurance) to, property of the Transferred Companies in excess of $500,000 in the aggregate except in the ordinary course of business; (e) any material increase in compensation payable by the Transferred Companies to any director or executive officer or to senior employees listed on Section 2.9 of the Disclosure Schedule of any of the Transferred Companies, (f) except as otherwise contemplated by Section 4.2, any dividend or payment distribution to shareholders of any Transferred Company, nor have any rights to a future dividend been committed, transferred or pledged to third parties; (g) any payment of, nor is any Transferred Company obliged to pay, any management charges to the Seller or any of its Affiliates; (h) any acquisition of or agreement to acquire a material asset for an amount which is materially higher than the asset's market value; (i) any making or incurring of capital expenditures exceeding in total $1,000,000; (j) the loss of, reduction in trade with, or substantial alteration in the terms of trade with, any significant customer or significant supplier of the Transferred Companies, taken as a whole, other than losses, reductions or alterations which have not had and are not reasonably expected to have a Material Adverse Effect; or (k) any agreement by any of the Transferred Companies to do any of the foregoing.

         2.10. No Undisclosed Liabilities. Except as disclosed in the Financial
               --------------------------
Statements, no Transferred Company has any liabilities (absolute, accrued, contingent or otherwise), except: (a) liabilities set forth on or reflected in the Financial Statements (or in any notes thereto), (b) contractual and other liabilities incurred prior to the date of the Most Recent Balance Sheet and not required under GAAP to be reflected on the Most Recent Balance Sheet (or in the footnotes thereto), (c) liabilities incurred since the date of the Most Recent Balance Sheet in the ordinary course of business, (d) liabilities with respect to matters disclosed in this Agreement (including matters disclosed in the Disclosure Schedule), (e) liabilities under, or incurred in connection with, this Agreement; provided, however, that none of the exceptions set out in
                --------  -------
clauses (a) through (e) of this section shall serve in any way to modify or limit any other representation or warranty currently set forth in Section 2 of this Agreement, and (f) liabilities which would not reasonably be expected to have a Material Adverse Effect.

         2.11. Absence of Litigation. There are no claims, actions, suits,
               ---------------------
hearings, investigations, charges, complaints, demands, notices or similar proceedings pending or, to the knowledge of the Seller, threatened against any of the Transferred Companies, by or before any national, international, federal, foreign, state or provincial court, arbitrator or administrative, governmental or regulatory authority or body that would reasonably be expected to have a Material Adverse Effect.

         2.12. Employee Benefit Plans, Employment Agreements.
               ---------------------------------------------

               (a) Section 2.12(a) of the Disclosure Schedule contains a list of all material Company Benefit Plans maintained, administered by or contributed to, by any Transferred Company or Seller for the benefit of any employees, officers or directors of any Transferred Company (such individuals being referred to in this Section 2.12 as "Employees") (all
                                                                ----------
         such plans being referred to herein as "Transferred Company Plans", and
                                                 -------------------------
         all such Transferred Company Plans that will continue to be maintained or administered by the Company after the Closing Date are referred to herein as "Assumed Plans").
                    -------------

               (b) No independent contractor or leased employee who provides or provided services to any Transferred Company participates in or currently receives benefits under any Transferred Company Plan.

               (c) All Assumed Plans are in compliance in all amterial respects with applicable Law (including, where applicable, the Code, the Employee Retirement Income Security Act of 1974, as amended ("ERISA")
                                                                       -----
         and the Consolidated Omnibus Reconciliation Actt of 1985, as amended ("COBRA")). The Company has made available to Buyer true, complete and
           -----
         correct copies of (i) each Transferred Company Plan (or in the case of any unwritten plan, a description thereof), which is administered or maintained by any Transferred Company, (ii) the three most recent annual reports on Form 5500 filed with the Internal Revenue Service with respect to each Transferred Company Plan which is administered or maintained by any Transferred Company, and (iii) the most recent summary plan description for each Transferred Company Plan. There is no pending or, to the knowledge of the Seller and each Transferred Company, threatened lawsuit, material claim or other material controversy relating to any Transferred Company Plan, other than claims for benefits in the normal course, which could result in material liability with respect to any Transferred Company.

               (d) No Transferred Company nor any corporation, trust, partnership or other entity that would be considered as a single employer with a Transferred Company under Section 4001(b)(1) of ERISA or Sections 414(b), (c), (m), or (o) of the Code (each an "ERISA
                                                                    -----
         Affiliate") maintains, or within the preceding six years has maintained
         ---------
         or contributed to an employee pension benefit plan (within the meaning of Section 3(2) of ERISA) subject to Title IV of ERISA, Section 412 of the Code or Section 302 of ERISA. No ERISA Affiliate has any obligation to contribute to (or any other liability with respect

     to) any "multi-employer plan," as defined in the Multi-employer Pension Plan Amendments Act of 1980, and no ERISA Affiliate has incurred or will incur, as a result of the transaction contemplated by this Agreement, any withdrawal liability or termination liability as a result of a complete or partial withdrawal from any multi-employer plan. No Transferred Company, officer of any Transferred Company or any of the Transferred Company Plans which are subject to ERISA, any trusts created thereunder or any trustee or administrator thereof, has engaged in a nonexempt "prohibited transaction" (as such term is defined in Section 406 of ERISA or Section 4975 of the Code) or any other breach of fiduciary responsibility that could subject any Transferred Company or any officer of any Transferred Company to any material tax or penalty on prohibited transactions imposed by such Section 4975 or to any material liability under Section 502(i) or 502(l) of ERISA.

          (e) With respect to any Transferred Company Plan that is an "employee welfare benefit plan" within the meaning of ERISA Section 3(1), (i) all Assumed Plans are unfunded and no such Assumed Plan is funded through a "welfare benefits fund" (as such term is defined in Section 419(e) of the Code), (ii) each Assumed Company Plan may be amended or terminated in accordance with its terms, (iii) and as of the Closing Date, each Transferred Company may without material liability, other than ordinary course liabilities with respect to administrative costs, contributions, premiums or actual or contingent benefit claims with respect to periods prior to the Closing Date, cease all contributions to, and withdraw all Employees from, participation in such Transferred Company Plans (other than Assumed Company Plans).

          (f) With respect to any Employee, no Transferred Company has an obligation to contribute to (or any other liability with respect to) any funded or unfunded plan or program which provides medical, health, life insurance (other than the Renaissance Death in Service Scheme with UNUM Limited for the benefit of Employees in the United Kingdom or as otherwise required by local law) or other welfare benefits for current or future retirees or current or future former Employees (including their dependents and spouses) except for limited continued medical benefit coverage for former Employees, their spouses and their other dependents required to be provided under COBRA.

          (g) With respect to any Transferred Company Plan and any other plan, agreement, policy or arrangement that would be a Transferred Company Plan but for the fact that it is maintained outside of the United States for the benefit of any Employee, officer or director of any Transferred Company (the "foreign plans"), each such plan has been, and will continue to be
           -------------
     through the Closing Date, administered in accordance with its terms and with the requirements prescribed by any and all Laws in all material respects. All foreign plans are listed in Section 2.12(a) of the Disclosure Schedule and copies of the plans and all other material documents relating thereto have been provided to Buyer. All required contributions to, and premium payments on account of each foreign plan required to be made as of the date of the Most Recent Balance Sheet have been made or accrued on the Most Recent Balance Sheet and all required contributions to, and premium payments on account of each foreign plan required to be made through the Closing Date, shall be made in accordance with the terms of such plan, before the Closing Date. There are no material unfunded liabilities under any foreign plan. There is no pending or, to the knowledge of the Seller or any Transferred Company, threatened lawsuit, material claim or other material controversy relating to any foreign plan, other than claims for benefits in the normal course.

            (h) There are no agreements between any Transferred Company and/or Seller and any professional employer organization, employee leasing organization or other employee contracting organization, pursuant to which leased employees or co-employees provide services to any Transferred Company.

            (i) Except as set forth in Sections 2.9 and 2.14 of the Disclosure Schedule, no Employee has received any payment, or is entitled to receive any payment, by reason of the consummation of the transaction contemplated by this Agreement, that could constitute an excess parachute payment under
     Section 280G of the Code.

     2.13.  Labor Matters. (a) There are no claims or proceedings pending or, to
            -------------
the knowledge of Seller, threatened, between the Transferred Companies and any union or any of their respective employees, asserting that any Transferred Company has committed an unfair labor practice which claims or proceedings are currently having or would reasonably be expected to have a Material Adverse Effect, (b) the Seller has no knowledge of any strikes, slowdowns, work stoppages, lockouts, or threats thereof, by or with respect to any employees of any Transferred Company which have had or would reasonably be expected to have a Material Adverse Effect, (c) the Company is not subject to and, to the knowledge of the Seller, no other Transferred Company is subject to, any collective bargaining agreement and (d) to the knowledge of the Seller, no Transferred Company is subject to any labor organizational effort or any demand for collective bargaining by any union organization.

     2.14.  Material Contracts. Section 2.14 of the Disclosure Schedule includes
            ------------------
     a list of all of the following contracts of the Transferred Companies:

            (a) Any and all employment or consulting agreements (other than the Transferred Company Plans), in each case which are likely to involve payments by or on behalf of the Transferred Companies in excess of $150,000 per year and each series of employment or consulting agreements (other than the Transferred Company Plans) which is likely to involve payment by or on behalf of the Transferred Companies to the same Person in excess of $500,000 per year in the aggregate;

            (b) Any and all other employment or consulting agreements (other than the Transferred Company Plans) which are subject, upon consummation of the sale of the Shares, to acceleration of benefits having a cost to the Transferred Companies in excess of $150,000 with respect to any employee;

            (c) All obligations to sell or otherwise dispose of any assets having a fair market value in excess of $200,000 except sales of inventory in the ordinary course of business;

            (d) All obligations under which (i) any Transferred Company has any obligation for Indebtedness or (ii) any Person has any obligation constituting or giving rise to a guarantee of any Indebtedness of any Transferred Companies, in either case involving any Indebtedness or liability in excess of $250,000 individually;

            (e) All obligations entered into since January 1, 1998 pursuant to which any of the Transferred Companies incurred an obligation to pay any amounts in excess of $250,000, or $1,000,000 in the aggregate, in respect of indemnification obligations, purchase price adjustment or otherwise in connection with any (i) acquisition or disposition of assets constituting a business or securities representing a controlling interest in any Person,
     (ii) merger, consolidation or other business combination, or (iii) series or group of related transactions or events of a type specified in subclauses (i) through (ii);

            (f) All obligations pursuant to which a Transferred Company may be expected to perform services or deliver goods with a value in excess of $500,000 per year and which cannot be canceled by the Transferred Company within 60 days, except for customer purchase orders issued or received and subcontracts with respect to consulting services entered into in the Ordinary Course of Business;

            (g) All obligations pursuant to which a Transferred Company may be obligated to pay for goods and services to be delivered or performed in excess of $150,000 per year, except for purchase orders issued or received and subcontracts with respect to consulting services entered into in the ordinary course of business;

            (h) To the actual knowledge of the executive officers of the Seller, all strategic alliances or similar agreements; and

            (i) Any guaranty in writing securing another Person's (other than a Transferred Company) obligation in excess of $25,000.

Each of the contracts listed on Section 2.14 of the Disclosure Schedule shall be referred to herein collectively as the "Contracts"). Except as has not had and
                                        ---------
would not reasonably be expected to have a Material Adverse Effect: (i) no Transferred Company has violated, is in default under, or has received written notice of any violation of or default under, any of the Contracts, (ii) to the knowledge of the Seller, no other party to any of the Contracts has violated or is in default of any of its obligations thereunder, and (iii) to the knowledge of the Seller, each of the Contracts is in full force and effect.

     2.15.  Transactions with Affiliates. Neither the Seller nor any of its
            ----------------------------
Affiliates (other than the Transferred Companies) is a party to any contract or other business arrangement with any of the Transferred Companies other than contracts entered into in the ordinary course of business and upon terms no less favorable to such Transferred Company than the terms that would result from arms-length negotiations between the parties thereto. All Contracts, or other business arrangements, between the Seller or any of its Affiliates (other than the Transferred Companies) and any Transferred Company, are listed on Section 2.15 of the Disclosure Schedule, other than Contracts or other business arrangements as have not had and would not reasonably be expected to have a Material Adverse Effect. Immediately after Closing, no Transferred Company will have any contractual or other arrangements of any sort with Seller or any of its Affiliates, except as provided under this Agreement or as described in Section 2.15 of the Disclosure Schedule.

     2.16.  Taxes.
            -----

            (a) For purposes of this Agreement, "Tax" or "Taxes" shall mean
                                                 ---      -----
     taxes and assessments payable to any federal, state, local or foreign taxing authority, including (i) income, franchise, profits, gross receipts, ad valorem, net worth, value added, sales, use, service, real or personal property, capital stock, license, payroll, withholding, employment, social security, workers' compensation, unemployment compensation, utility, severance, production, excise, stamp, occupation, premiums, windfall profits, transfer and gains taxes, and (ii) interest, penalties, additional taxes and additions to tax imposed with respect thereto; and "Tax Returns"
                                                                   -----------
     shall mean returns, reports, declarations and information statements with respect to Taxes required to be filed with the Internal Revenue Service (the "IRS") or any other federal, foreign, state or provincial taxing
           ---
     authority, domestic or foreign, including, without limitation, consolidated, combined and unitary tax returns.

            (b) All Tax Returns required to be filed by, or which include, any Transferred Company (for such periods as such Transferred Company was owned directly or indirectly by the Seller) have been filed (giving effect to extensions), other than those Tax Returns as to which the failure to file would not reasonably be expected to have a Material Adverse Effect, and all material Taxes shown as due thereon have been paid.

            (c) There are no outstanding liens for Taxes (other than for current Taxes not yet due and payable) upon the assets of any Transferred Company which would reasonably be expected to have a Material Adverse Effect.

            (d) There is no outstanding dispute or claim concerning any Tax for which any Transferred Company could be liable which would reasonably be expected to have a Material Adverse Effect.

            (e) The Financial Statements contain adequate provision through the dates thereof for all unpaid Taxes of the Transferred Companies determined in accordance with generally accepted accounting principles.

            (f) None of the Transferred Companies has waived any Statute of Limitations in respect of Taxes or agreed to any extension of time with respect to tax assessment or deficiency.

     2.17.  Environmental Matters. Except in all cases as, in the aggregate,
            ---------------------
have not had and would not reasonably be expected to have a Material Adverse Effect, the Transferred Companies: (i) have obtained all permits and approvals which are required to be obtained under all Laws or code, plan, notice or demand letter issued, entered, promulgated or approved thereunder relating to pollution or protection of the environment, including without limitation laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants or hazardous or toxic materials or wastes into soil, land surface or subsurface strata, real property, surface waters (including navigable waters, ocean waters, streams, ponds, drainage basins and wetlands), groundwater, water body sediments, drinking water supply, stream sediments, ambient air (including indoor air), plant and animal life (including fish and all other aquatic life) and any other environmental medium or natural resource or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants or hazardous or toxic materials or wastes by the Transferred Companies or their respective agents or to the conservation, management, development, control and/or use of land, natural resources and wildlife (collectively, "Environmental Laws"); (ii) have
                                               ------------------
complied and are in compliance with all terms and conditions of such required permits and approvals, and also are in compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in applicable Environmental Laws; (iii) have not received notice of any past or present violations of Environmental Laws or any event, condition, circumstance, activity, practice, incident, action or plan which is reasonably likely to interfere with or prevent continued compliance with or which would give rise to any common law or statutory liability, or otherwise form the basis of any claim, action, suit or proceeding, against the Transferred Companies based on or resulting from the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling, or the emission, discharge or release into the environment, of any pollutant, contaminant or hazardous or toxic material or waste; and (iv) have taken all actions necessary under applicable Environmental Laws to register any products or materials required to be registered by the Transferred Companies (or any of their respective agents) thereunder.

     2.18.  Intellectual Property.
            ---------------------

            (a) The Transferred Companies, directly or indirectly, own, or are licensed or otherwise possess legally enforceable rights to use, all Intellectual Property that is used in and material to the business of the Transferred Companies, taken as a whole, as currently conducted (the "Intellectual Property Rights"), except where the failure to do so has not
      ----------------------------
     had and would not reasonably be expected to have a Material Adverse Effect. Except as set forth on Section 2.18(a) of the Disclosure Schedule, each Intellectual Property Right owned or used by any of the Transferred Companies immediately prior to the Closing will be owned or available for use by the Transferred Companies on substantially similar terms and conditions immediately after the Closing other than Intellectual Property Rights the loss of which would not be reasonably expected to have a Material Adverse Effect.

            (b) No claims have been asserted to the Transferred Companies in writing or, to the knowledge of the Seller, are threatened by any Person nor are there any valid grounds, to the knowledge of the Seller, for any bona fide claims (i) against the use by the Transferred Companies of the Intellectual Property Rights, including but not limited to claims alleging interference, infringement, or misappropriation of any Person's Intellectual Property Rights, or (ii) challenging the ownership by the Transferred Companies, or the validity or effectiveness of any of the Intellectual Property Rights, except for such claims that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Neither the Seller nor any Transferred Company is involved in any enforcement action with respect to any interference with, infringement upon or misappropriation of any Intellectual Property Right of any Transferred Company.

             (c) Section 2.18(c) of the Disclosure Schedule identifies each item of Intellectual Property that is used in and material to the business of the Transferred Companies.

     2.19.   Insurance. The Seller has delivered or made available to the Buyer
             ---------
true and accurate copies of all material policies or binders of insurance covering the operations of the Transferred Companies as in effect on the date hereof. To the knowledge of the Seller, the Seller and the Transferred Companies are not in material default with respect to their obligations under any of such policies.

     2.20.   Brokers. No broker, finder or investment banker (other than SG
             -------
Cowen Securities Corporation, the fees and expenses of whom will be paid by the Seller) is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Transferred Companies, the Seller or their Affiliates.

     2.21.   Change in Control Payments. Neither the Transferred Companies nor
             --------------------------
the Seller have any plans, programs or agreements to which they are parties, or to which they are subject, pursuant to which payments by the Transferred Companies or acceleration of benefits to be paid by the Transferred Companies, may be required upon consummation of the sale of all of the Shares.

     2.22.   Leasehold Property and Tangible Assets. The Transferred Companies
             --------------------------------------
have good title to, and a valid leasehold interest in, the properties and other tangible assets used by them, including but not limited to the buildings covered by the Leases as defined below, located on their premises, or reflected on the Most Recent Balance Sheet or acquired after the date thereof, free and clear of all Liens, except for assets disposed of in the ordinary course of business since the date of the Most Recent Balance Sheet. To the extent that any Transferred Company is responsible for the maintenance of any building on the property covered by any Lease pursuant to the express terms of such Lease, to the knowledge of the Seller, such Transferred Company has used commercially reasonable efforts to comply with the maintenance obligations of such lease.

          2.23. Real Property.
                -------------

                (a)   The Transferred Companies do not own any real property.

                (b) Section 2.23(b) of the Disclosure Schedule lists all real property leased to or subleased to or otherwise occupied by the Transferred Companies and the leases or subleases or other occupancy arrangement relating to such real property entered in connection with such occupancy (the "Leases"). True, complete and correct copies of all of the Leases and all material amendments thereto (including but not limited to any other occupancy arrangements, if written documentation exists) , if any, have been made available or delivered to the Buyer.

                (c) There are no leases, subleases, licenses or other agreements granting to any party or parties the right of use or occupancy of any portion of any real property leased to any Transferred Company, except for leases, subleases, licenses or other agreements as have not had and would not reasonably be expected to have a Material Adverse Effect.

                (d) Except for the leases set forth on Section 2.23(d) of the Disclosure Schedule, none of the Transferred Companies has assigned any lease for real property which is in effect as of the date hereof under which it was the original lessee or in respect of which it entered into obligations that continued after an assignment by a Transferred Company without receiving an indemnity for its material obligations, if any, under such lease after such assignment.

                (e) The Transferred Companies have in their possession and under their control all of the Leases and all material amendments thereto (including but not limited to any other occupancy agreements, if written documentation exists) entered in connection with the occupancy and use of real property by any of the Transferred Companies and will retain such possession through the Closing.

          2.24. Agency Agreements.
                -----------------

                (a) Summarized accurate details of all of any commission payments due to any agents under any of the disclosed agency arrangements are contained in Section 2.24 of the Disclosure Schedule, except for such arrangements as have not had and would not reasonably be expected to have a Material Adverse Effect.

                (b) To the extent that the same are applicable to any of the disclosed agency arrangements, each Transferred Company on the one hand and each agent on the other have complied with their respective obligations under Council Directive 86/653/EEC regarding self-employed commercial agents and/or any UK or other EU Member State legislation enacted to give effect to the same (including but not limited to the Commercial Agents (Council Directive) Regulations 1993), except as have not had and would not reasonably be expected to have a Material Adverse Effect.

     2.25. Insolvency. No Transferred Company is subject to any insolvency
           ----------
proceedings of any nature in any part of the world. Without limiting the generality of the foregoing:

           (a) no receiver, trustee, administrator or administrative receiver or similar officer has been appointed of the whole or any part of the assets or undertakings of any Transferred Company;

           (b) no Transferred Company is in liquidation, is the subject of a voluntary arrangement or administration order or is in receivership, and no order, petition, application, proceeding, meeting, statutory demand or resolution has been made, presented, brought, called or passed for any of those purposes or for any similar procedure in any jurisdiction; and

           (c) no Transferred Company is insolvent, nor is it deemed unable to pay its debts, and there is no unfulfilled or unsatisfied judgment or court order outstanding against any Transferred Company and there has been no delay by any such Transferred Company in the payment of any obligation due for payment.

3.   Representations and Warranties of Parent and Buyer.

     Each of Parent and Buyer hereby jointly and severally represents and warrants to the Seller that:

     3.1.  Organization and Qualification. Each of Buyer and Parent is a
           ------------------------------
corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation.

     3.2.  Authority Relative to this Agreement. Each of Buyer and Parent has
           ------------------------------------
all necessary corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by each of Buyer and Parent and the consummation by each of Buyer and Parent of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of each of Buyer and Parent, and no other corporate proceedings on the part of Buyer or Parent are necessary to authorize this Agreement or to consummate the transactions contemplated thereby. This Agreement has been duly and validly executed and delivered by each of Buyer and Parent and, assuming the due authorization, execution and delivery by the Seller, constitutes a legal, valid and binding obligation of each of Buyer and Parent enforceable against it in accordance with its terms.

     3.3.  No Conflict, Required Filings and Consents.
           ------------------------------------------

           (a) The execution and delivery of this Agreement by each of Buyer and Parent does not, and the performance of this Agreement by each of Buyer and Parent will not, and the consummation of the transactions contemplated hereby will not, (i) conflict with or violate the Charter of either Buyer or Parent, (ii) conflict with or violate any Laws applicable to either Buyer or Parent or by which its properties are bound or affected, or (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to any Person any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any of the properties or assets of either Buyer or Parent pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which either Buyer or Parent is a party or by which either Buyer or Parent or their respective properties are bound or affected, except in any such case for any such conflicts, violations, breaches, defaults or other occurrences that would not reasonably be likely to materially delay or prevent the consummation of the transactions contemplated hereby.

          (b) The execution and delivery of this Agreement by each of Buyer and Parent does not, and the performance of this Agreement by each of Buyer and Parent will not, require any consent, approval, authorization or permit of, or filing with or notification to, any federal, foreign, state or provincial governmental or regulatory authority to be obtained or made by either Buyer or Parent, except (i) for the pre-merger notification requirements of the HSR Act, and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not reasonably be likely to materially delay or prevent the consummation of the transactions contemplated hereby.

     3.4. Financial Ability to Perform. Buyer has provided to Seller a true and
          ----------------------------
correct copy of the Underwriting Agreement dated September 20, 2000 among Buyer, Parent and the other parties thereto (the "Underwriting Agreement"). The
                                           ----------------------
Underwriting Agreement has been duly executed and delivered by each party thereto and constitutes a legal, valid and binding obligation of each party thereto, enforceable against each party thereto in accordance with its terms. The Underwriting Agreement and consummation of the transactions contemplated thereby are not subject to any condition other than as set forth in the Underwriting Agreement. Neither Buyer nor Parent is aware of any fact or occurrence that makes any of the assumptions or statements set forth in the Underwriting Agreement inaccurate or that would cause the Underwriting Agreement to be ineffective or that precludes the satisfaction of the conditions set forth in the Underwriting Agreement. At Closing, the Buyer will have cash funds sufficient as and when needed to pay the Purchase Price, to pay all fees and expenses of the Buyer incurred in connection with the transactions contemplated hereby and to provide adequate working capital to operate the Transferred Companies. Upon the consummation of the transactions contemplated hereby, the Parent, the Buyer and the Transferred Companies will not: (i) be insolvent or left with unreasonably small capital, (ii) have incurred debts beyond their ability to pay such debts as they mature, or (iii) have their capital impaired.

     3.5. Brokers. No broker, finder or investment banker (other than Merrill
          -------
Lynch, whose fees and expenses will be paid solely by the Buyer) is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Parent or its Affiliates.

     3.6. Investment Intent. Buyer is acquiring the Shares for its own account
          -----------------
and not with a view to their distribution within the meaning of Section 2(11) of the Securities Act.

     3.7. Financial Statements. The Parent has furnished the Seller with copies
          --------------------
of the audited consolidated balance sheets and audited profit and loss accounts as of March 31, 2000 and the related statements of income, change in stockholders' equity and cash flow for the fiscal year for the Parent (the "Parent Financial Statements"). True and correct copies of the Parent Financial
 ---------------------------
Statements are attached hereto as "Exhibit D". The Parent Financial Statements
                                   ----------
(i) present fairly in all material respects the financial position of the Parent and the results of operations of the Parent as of the date thereof and for the periods covered thereby and (ii) were prepared in accordance with United Kingdom generally accepted accounting principles, applied on a consistent basis throughout the periods covered thereby.

4.   Covenants of the Parties.

     4.1. Conduct of Business Prior to Closing. The Seller covenants and agrees
          ------------------------------------
that, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement (pursuant to the terms hereof) or the Closing Date, unless Buyer shall otherwise agree and except as otherwise contemplated by this Agreement or the Disclosure Schedule, the Seller shall cause each of the Transferred Companies to (i) conduct its business and shall cause the businesses of its subsidiaries to be conducted in all material respects in the ordinary course of business and (ii) use reasonable commercial efforts to preserve substantially intact the business organization of the Transferred Companies taken as a whole, to keep available the services of the present key officers, employees and consultants of the Transferred Companies taken as a whole and to preserve the present relationships of the Transferred Companies with customers, suppliers, lessors, licensors and other persons with which any Transferred Company has significant business relations. By way of amplification and not limitation, except as contemplated by this Agreement or the Disclosure Schedule, no Transferred Company shall, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement (pursuant to the terms hereof) or the Closing Date, directly or indirectly do, or propose to do, any of the following without the prior consent of Buyer (a) increase the compensation (including bonuses) payable by any Transferred Company on or after the date hereof, or to become payable by any Transferred Company on or after the Closing, to any executive officer or director or senior employee listed on Section 2.9 of the Disclosure Schedule of such Transferred Company, other than de minimis increases in the ordinary course of business; (b) enter into or perform any transactions with Affiliates other than on an arms length basis and in the ordinary course of business; (c) declare, set aside or pay any dividends, issue, purchase or redeem any shares of its capital stock or any convertible securities into or exchangeable for any of its capital stock, or make any other distributions to its shareholders (except for cash distributions as contemplated by Section 4.2); (d) grant any options or other rights to purchase or obtain (including upon conversion, exchange or exercise) any of its capital stock; (e) incur, assume, or guaranty any liabilities or Indebtedness of any kind other than Indebtedness which is incurred in the ordinary course of business; (f) amend the Charter of any Transferred Company; or (g) dispose of any material assets, except for sales or dispositions of assets in the ordinary course of business.

     4.2. Cash and Debt Related Agreements.
          --------------------------------

          (a) The parties hereto agree that as of the close of business on September 30, 2000, Seller shall cause the Transferred Companies to terminate all arrangements by which cash is transferred from accounts of the Transferred Companies to the Seller and Seller will not allow the Transferred Companies to transfer cash to the Seller or any Affiliate of the Seller (other than the Transferred Companies) in any other manner; provided, however, that (i) the Transferred Companies may reimburse the Seller for goods or services provided in the ordinary course of business by the Seller or its Affiliates or (ii) to the extent that the Seller contributes cash to the Transferred Companies at any time after September 30, 2000 through the Closing Date to fund operating liabilities of the Transferred Companies (including, but not limited to, payroll), the Transferred Companies shall be permitted to transfer cash up to such amount (the "Renaissance Advance") to the Seller at any time prior to the Closing. If, at the Closing, Seller has not caused the Transferred Companies to transfer cash equal to the Renaissance Advance to the Seller, and the Transferred Companies are unable to transfer all or any portion of such amount immediately prior to Closing, Parent shall cause the Transferred Companies to pay the amount of such shortfall to Seller as soon as practicable after Closing, but in no event later than the later of (i) the Closing Date or (ii) the date on which the Draft Calculation is delivered.

          (b) As of September 30, 2000 (i) except for the Indebtedness listed in Schedule 4.2(b), the Seller shall repay, or cause the Transferred Companies to repay, all Indebtedness owed by the Transferred Companies to Persons other than the Seller and its Affiliates; and (ii) the Seller shall cause to be canceled any Indebtedness owed by any of the Transferred Companies to the Seller or any of its Affiliates (other than the Transferred Companies) or owed by the Seller or any of its Affiliates (other than the Transferred Companies) to the Transferred Companies to the extent not repaid at or prior to September 30, 2000.

          (c) The remainder of this Section 4.2 relates to a cash payment to Seller and working capital purchase price adjustment to be determined as provided herein (the "Adjustment"). Commencing on October 1, 2000, finance personnel of the Transferred Companies, under the supervision and direction of the Seller (or, after the Closing, the Parent), shall prepare a draft calculation (the "Draft Calculation") of the working capital of the Transferred Companies (on a consolidated basis) as of September 30, 2000 (the "September Working Capital"). The Draft Calculation shall be completed no later than October 20, 2000 and shall be delivered by the Seller to the Parent (if completed at or prior to the Closing) or by the Parent to the Seller (if completed after the Closing) upon completion. On the later of
     (i) the Closing Date and (ii) the date two business days after the date on which the Draft Calculation is delivered to the Buyer or Seller, as applicable, (the "September Cash Payment Date"), Parent shall pay to the Seller an amount equal to the "cash and cash equivalents" and the "short-term investments" contained in the Draft Calculation (collectively, the "September Cash") plus $1,100,000. It is understood that, because the September Working Capital is to be calculated as of September 30, 2000, the actions contemplated in Section 4.2(b) hereof will have occurred prior to such calculation. The term "working capital" as used in the second sentence of this Section 4.2(c) shall (i) mean and take into account only the accounting items specified on Schedule 4.2(c) hereto, (ii) not include cash except to the extent that the September Cash paid to the Seller by the Parent on the September Cash Payment Date differs from the total "cash and cash equivalents" and the "short-term investments" included in the PWC Calculation or the Final September Working Capital or Indebtedness to the extent it is paid, returned or canceled at or prior to the Closing as contemplated by this Section 4.2 and (iii) other than as specified in clause (i) of this sentence, be prepared in accordance with the following policies (in the order shown below) (the "Policies"):
                                                             --------

          (A) the same accounting policies pursuant to which the Most Recent Balance Sheet was prepared;

          (B) to the extent not identified in paragraph (A) above, in accordance with GAAP.

     Notwithstanding anything to the contrary contained in this Section 4.2, for purposes of calculating the September Working Capital, any amount paid by the Transferred Companies relating to, or any charge incurred in connection with, the payment of the "Deal Bonuses" described in Section 4.15 below on or prior to September 30, 2000 shall be added back into the calculation of the September Working Capital.

          (d) If the Parent and the Seller both accept the Draft Calculation, the Draft Calculation shall be deemed to be the final calculation of the September Working Capital. At the request of either the Parent or the Seller, within five days of delivery of the Draft Calculation, the Parent and the Buyer shall jointly instruct PricewaterhouseCoopers LLC ("PWC")
                                                                       ---
     (subject to the provisions of typical hold harmless / indemnity agreements with independent accountants) to review the Draft Calculation and to prepare and deliver to the Parent and the Buyer, as soon as reasonably practicable but in any event within 21 days after PWC is so instructed, PWC's calculation of the September Working Capital, (i) calculated and taking into account only the accounting items of the type specified on
     Schedule 4.2(c) hereto, and (ii) other than as specified in clause (i) of this sentence, prepared in accordance with the Policies (the "PWC
                                                                   ---
     Calculation"). The parties hereto shall give PWC full and complete access
     -----------
     to their working papers, books and records to the extent requested by PWC in order to conduct the PWC Calculation.

          (e) The Parent and the Seller shall each review the PWC Calculation upon its completion. The Parent and the Seller agree that the purpose of their review of the PWC Calculation is to satisfy themselves that the methodologies, standards and policies adopted in the preparation of the PWC Calculation followed the Policies and that there are no manifest or material errors. Unless the Parent or the Seller shall have notified the other in writing within 21 days of receipt of the PWC Calculation that it does not accept the PWC Calculation (giving with such notice full details of the reasons for non-acceptance) (the "Non-Acceptance Notice"), the Seller and the Parent
                           ---------------------
     shall be deemed to have agreed to the PWC Calculation, and in such case the PWC Calculation shall be deemed to be the final calculation of the September Working Capital.

          (f) If the Seller or the Parent gives a Non-Acceptance Notice within the permitted 21 day period, the Seller and the Parent shall cooperate in good faith for a period of 10 days from the date of the Non-Acceptance Notice, in working together (and with PWC) to attempt to resolve all reasons for such non-acceptance. If all such differences are not resolved by the end of such 10 day period, the matter shall be referred to, and the form and content of the final calculation of the September Working Capital shall be conclusively determined by KPMG (the "Independent Expert").
                                                    ------------------

          (g) In the event that the September Working Capital, as finally calculated and determined in accordance with Sections (c) through (f) of this Section 4.2 (the "Final September Working Capital"), is less than
                            -------------------------------
     $9,433,000 (the "Working Capital Deficit"), the Seller shall pay to the
                      -----------------------
     Buyer an amount equal to the Working Capital Deficit, plus interest as provided in Section 4.2(j); provided, however, that there shall be no such payment if the amount of the Working Capital Deficit is less than $50,000. If the Final September Working Capital is greater than $9,433,000 (the "Working Capital Surplus"), the Buyer or the Parent shall pay to the Seller
      -----------------------
     an amount equal to the Working Capital Surplus, plus interest as provided in Section 4.2(j); provided, however, that there shall be no such payment if the amount of the Working Capital Surplus is less than $50,000.

          (h) Any payment required by Section 4.2(g) shall be made within 10 days after the completion of the determination of the Final September Working Capital, to an account and as reasonably instructed by the party receiving such payment. Any such payment shall be deemed to be an adjustment to the Purchase Price and shall be allocated 99.2% to the purchase of the Hunter Shares and 0.8% to the purchase of the IndiaCo Shares.

          (i) Each party shall bear its own costs and expenses in connection with the provisions of this Section 4.2 relating to the Adjustment, except that the party which requests that PWC be consulted pursuant to Section 4.2(d) shall pay the fees and expenses of PWC in connection with services provided pursuant to Section 4.2(d) and the fees and expenses of the Independent Expert shall be allocated between the Parent and the Seller by the Independent Expert in proportion to the resolution of the dispute.

          (j) Any payment under Section 4.2(g) shall bear interest from the date of the Closing until such payment is made, with such interest to accrue at an annual rate equal to nine percent (9%).

     4.3. HSR Act. As promptly as practicable, and in any event within 10
          -------
business days after the date of the execution of this Agreement, the Seller and the Buyer shall, if necessary, file notifications under and in accordance with the HSR Act in connection with the transactions contemplated hereby, and respond as promptly as practicable to any inquiries received from the Federal Trade Commission and the Antitrust Division of the Department of Justice for additional information or documentation and respond as promptly as practicable to all inquiries and requests received from any State Attorney General or other federal, foreign, state, local or other governmental authority in connection with antitrust matters.

     4.4. Access to Information; Confidentiality. Upon reasonable notice and
          --------------------------------------
subject to restrictions contained in confidentiality agreements to which such party is subject, the Seller shall (and shall cause the Transferred Companies
to) afford to the officers, employees, accountants, counsel and other representatives of the Parent, reasonable access, during the period prior to the Closing Date, to all of the Transferred Companies' properties, books, contracts, commitments and records and, during such period, the Seller shall (and shall cause the Transferred Companies to) furnish promptly to the Parent all information concerning the Transferred Companies' business, properties and personnel as the Buyer may reasonably request, and shall make available to the Parent the appropriate individuals (including attorneys, accountants and other professionals) for discussion of the Transferred Companies' business, properties and personnel as the Parent may reasonably request. Parent and Buyer shall keep such information confidential in accordance with the terms of the Mutual Confidentiality Agreement, dated June 14, 2000 (the "Confidentiality Letter"),
                                                     ----------------------
between the Parent and the Seller.

     4.5. Consents; Approvals. The Parent, the Buyer and the Seller shall each
          -------------------
use reasonable efforts to obtain all consents, waivers, approvals, authorizations or orders (including, without limitation, all United States and foreign governmental and regulatory rulings and approvals), and the Parent, the Buyer and the Seller shall make all filings (including, without limitation, all filings with United States and foreign governmental or regulatory agencies) required in connection with the authorization, execution and delivery of this Agreement by the Parent, the Buyer and the Seller and the consummation by them of the transactions contemplated hereby, in each case as promptly as practicable. The Parent, the Buyer and the Seller shall furnish promptly all information required for any application or other filing to be made pursuant to the rules and regulations of any United States or foreign governmental body in connection with the transactions contemplated by this Agreement.

     4.6. Public Announcements. The Parent and the Seller shall consult with
          --------------------
each other before issuing or making any press release, public announcement or other disclosure, public with respect to this Agreement and shall not issue any such press release or make any such public statement or other public disclosure without the prior consent of the other party, which shall not be unreasonably withheld; provided, however, that a party may, without the prior consent of the other party, issue such press release or make such public statement as may upon the advice of counsel be required by any Law or the rules and regulations of the Nasdaq National Market System or the London Stock Exchange, if it has used reasonable efforts to consult with the other party prior thereto.

     4.7. Non-Competition; Non-Solicitation. Except for services provided by the
          ---------------------------------
Seller and its Affiliates pursuant to the existing joint projects listed on Subsection 1 of Schedule 4.7, for a period of one year after the Closing Date, with respect to any Person listed on Subsection 2 of Schedule 4.7, the Seller shall not, and shall cause its Affiliates not to, perform those services specified on Schedule 4.7; provided, however, that neither Seller nor its Affiliates shall be prohibited from providing those services to any person which Seller or its Affiliates other than the Transferred Companies provide or have previously provided. Subsection 2 of Schedule 4.7 lists all of the customers of the Transferred Companies, during the period commencing on January 1, 2000 and ending on the date hereof. For a period of one year after the Closing Date, the Seller shall not, and shall cause its Affiliates not to, either directly or indirectly as a stockholder, investor, partner, director, officer, employee or otherwise, solicit or attempt to induce any person employed by any Transferred Company as of the date hereof or as of the Closing Date to terminate his or her employment with the Parent, the Buyer or any Transferred Company.

     4.8. Business Records. Each of the Parent and Buyer acknowledges that the
          ----------------
Seller may from time to time from and after the Closing require access to copies of certain of the Transferred Companies' books and records in connection with a legitimate business purpose and agrees that upon reasonable prior notice from the Seller, it will, and will ensure that the Transferred Companies will, during normal business hours, provide the Seller for ten (10) years after the Closing with either access to or copies of their books and records for such legitimate business purpose only; provided that Seller shall hold any information so received in confidence, other than information that (i) becomes available in the public domain other than as a result of a disclosure by Seller (or any director, officer, employee or advisor of Seller), (ii) is rightfully received by Seller from third parties without accompanying secrecy obligations, or (iii) is developed independently by Seller. Each of the Parent and the Buyer agrees that it will ensure that for ten (10) years after the Closing the Transferred Companies do not discard or destroy any of their books and records prepared prior to the Closing Date except in the ordinary course of business and after reasonable notice to the Seller. In such circumstances, Seller shall have the right, at its expense, to remove and retain any of such books and records as Seller may select.

     4.9. Tax Matters.
          -----------

          (a)  Tax Returns. The Seller shall be responsible for preparing and
               -----------
     filing the Tax Returns of, or which include, the Transferred Companies for taxable periods ending on or before the Closing Date and shall pay Taxes due thereon to the extent such Taxes exceed amounts accrued or reserved on the Financial Statements. Notwithstanding the foregoing, the Seller shall not be liable for any Taxes resulting from any action taken by the Parent, the Buyer or by a Transferred Company without the Seller's consent outside the ordinary course of business after the Closing.

          The Parent and the Buyer shall be responsible for preparing and filing the Tax Returns of, or which include, the Transferred Companies for any taxable period that begins before and ends after the Closing Date and shall be responsible for the payment any Tax due thereon. The Seller shall have the right to review and comment on all such Tax Returns, which Tax Returns shall be prepared in a manner consistent with past practice. The Seller shall promptly reimburse the Buyer for the amount of Tax due with such Tax Returns attributable to the Transferred Companies for the period through the date of the Closing, to the extent such Taxes exceed amounts accrued or reserved on the Financial Statements. The Taxes attributable to the period through the Closing Date and to the period beginning on the following day shall be determined (i) as if those periods were separate taxable years, and (ii) except as otherwise required by law, by using the Tax accounting methods and Tax elections used by the Transferred Companies before the Closing Date.

          The Parent and the Buyer shall be responsible for preparing and filing the Tax Returns of, or which include, the Company or any of its subsidiaries for all taxable periods beginning after the Closing Date and shall be responsible for the payment of all Taxes due thereon.

          (b)  Tax Refunds. The Seller shall be entitled to all refunds of Tax
               -----------
     of the Transferred Companies for periods through the Closing Date except for refunds attributable to carrybacks from periods ending after the Closing Date and required by law. If the Parent, the Buyer or any Transferred Company receives any refund to which the Seller is entitled, the Parent or the Buyer shall promptly pay (or cause the relevant Transferred Company to pay) the entire amount of such refund (including interest) to the Seller.

          (c)  Cooperation and Control of Tax Disputes. Each of the Parent and
               ---------------------------------------
     the Buyer agrees to cooperate and to cause the Company and each of its subsidiaries to cooperate with the Seller to the extent reasonably required after the Closing Date in connection with (i) the filing, amendment, preparation and execution of all Tax Returns with respect to any taxable period of the Company or any of its subsidiaries ending on or before the Closing Date, (ii) contests concerning Taxes due for any such period and
     (iii) audits and other proceedings conducted by Tax authorities with respect to any such period. Within a reasonable time (but not more than 15 days) after the Parent, the Buyer, the Company or any of its subsidiaries receives official notice of any such contest, audit or other proceeding, the Parent shall notify or cause the Company to notify the Seller in writing of such contest, audit or other proceeding. In any case where the Company or any of its subsidiaries is responsible under applicable law for the defense of such contest, audit or other proceeding, the Seller shall have the right to conduct the defense at its expense, whether such contest, audit or other proceeding commenced before or commences after the Closing; provided, however, that Parent shall have the right to approve (which approval shall not be unreasonably withheld) any such agreement or settlements to the extent they may affect taxes in periods following the Closing Date. Notwithstanding the Seller's obligations under the preceding provisions of this Section 4.9, the Seller shall have no obligation to pay or to indemnify or hold the Parent, the Buyer, the Company or any of its subsidiaries harmless from any tax imposed or assessed as a result of (i) the failure of the Parent, the Buyer or the Company to notify the Seller as required by this paragraph, if such failure adversely affects the Seller's ability to respond adequately in a timely manner to the notice of contest, audit or other proceeding, or (ii) any action taken by the Parent, the Buyer, the Company or any of its subsidiaries with respect to any such contest, audit or other proceeding without the Seller's written consent.

          No loss, credit or other item of the Company or any of its subsidiaries may be carried back without the Seller's written consent, which the Seller may withhold in its reasonable discretion, to a taxable period for which the Seller or any subsidiary of the Seller filed a consolidated, unitary or combined Tax Return with the Company or any of its subsidiaries unless such carryback is required by law. The Seller shall promptly pay over to the Buyer the amount of any refund (including interest) received as a result of such a permitted carryback but may retain any refund (including interest) resulting from a carryback not so permitted.

          The Seller agrees to cooperate with the Parent and the Buyer, and the Parent and the Buyer agree to cooperate (and cause the Company and each of its subsidiaries to cooperate) with the Seller, to the extent necessary in connection with the filing of any information return or similar document relating to the Buyer's acquisition of the Company.

          (d)  Section 338(h)(10) Election. If requested by Buyer, the Buyer and
               ---------------------------
     the Seller shall join in an election under Section 338(h)(10) of the Code with respect to the Company. If such an election is made:

               (i) The Seller shall prepare and file the income Tax Returns for, be responsible for the payment of, indemnify and hold the Buyer and each corporation which is subject to the election harmless from, and be entitled to any refund of any federal and state income Taxes resulting from the election (and any corresponding election under state law).

               (ii) The Buyer shall initially determine the deemed sales price of the assets of the Company and its subsidiaries and the allocation of the deemed sales price among the assets of the Company and its subsidiaries for purposes of Section 338(h)(10) of the Code in accordance with all applicable Treasury Regulations promulgated under Section 338 of the Code. The Buyer shall submit such determination to Seller for Seller's review and approval.

               (iii) The Buyer and the Seller shall timely execute and file Form 8023 (or any successor form) and any documents that may be required under any applicable state law, rule or regulation for such election (or any corresponding election under state law, rule or regulation) to be effective for federal and state income tax purposes.

               (iv) If requested by Buyer or Seller, the parties shall cooperate in filing an election under Section 338(g) of the Code with respect to IndiaCo or any foreign subsidiary of the Company.

               (v) The Parent or the Buyer shall pay the Seller at Closing an amount agreed upon prior to Closing equal to 1.67 times the excess, if any, of (x) the aggregate federal and state income Taxes (net of any federal Tax benefit for state and local Taxes) to be incurred by the Seller as a result of the election over (y) the aggregate federal and state income tax (net of any federal tax benefit for state and local Taxes) that the Seller would have incurred if no Section 338(h)(10) election (or
     Section 338(g) election to the extent such election is made other than at Seller's request) had been made. In the event that it is later determined, by audit or otherwise, that the amount paid under the preceding sentence was insufficient to cover Seller's increased taxes, Parent or Buyer shall promptly pay Seller any additional amounts due.

          (e)  Transfer Taxes. The Parent and the Buyer agree to pay any sales,
               --------------
     use, transfer, stock transfer or withholding or like Taxes related to the transfer of the Shares and the deemed sale of assets resulting from any
     Section 338(h)(10) election.

          (f)  Dispute Resolution. If the Seller and the Buyer do not agree as
               ------------------
     to any question which arises under this Section 4.9, either of them, after giving written notice to the other, may refer the question to KPMG for resolution. After giving each party an opportunity to present its position, KPMG shall within 45 days after such referral decide the question. The decision of KPMG shall be final and shall bind both parties. KPMG fees shall be borne equally by the Seller and the Buyer.

     4.10. Use of Names. The Parent, the Buyer and the Company will not, and
           ------------
will cause their affiliates not to, use the trade names or marks "Renaissance" or "Renaissance Worldwide," or any trade names or marks that include, or are confusingly similar to, any such marks. Notwithstanding anything to the contrary in the preceding sentence, certain of the Transferred Companies, the corporate names of which currently contain the trade name or mark "Renaissance" or "Renaissance Worldwide" shall be permitted to use such corporate name at no cost for a period of 90 days after the Closing Date pursuant to the terms of a license agreement to be entered into by the Seller, the Company and IndiaCo substantially in the form attached hereto as "Exhibit B"; provided, however,
                                              ---------
that each such Transferred Company shall change its name to comply with the first sentence of this Section 4.10 within such 90-day period.

     4.11. License Agreement. The Seller, the Company and IndiaCo, in connection
           -----------------
with the transactions contemplated hereby, will enter into a license agreement for a term of five years from the Closing Date substantially in the form attached hereto as "Exhibit B", pursuant to which Seller will grant to the
                    ---------
Transferred Companies a non-exclusive, royalty-free, worldwide license to use the trademark "concept to completion".

     4.12. Certain Actions.
           ---------------

           (a) The Parent and the Buyer and its Affiliates shall perform all obligations required to be performed by them in accordance with and pursuant to the Underwriting Agreement and shall not amend, terminate or waive any material provisions under such Underwriting Agreement without the Seller's consent (such consent not to be unreasonably withheld or delayed). Parent shall contribute to Buyer from the proceeds of the offering contemplated by the Underwriting Agreement or otherwise amounts sufficient to permit the Buyer to satisfy its obligations under this Agreement. Parent shall from time to time provide such information as Seller may reasonably request regarding the status of obtaining the approval of its shareholders described in Section 4.14.

           (b) Each of the Parent and the Buyer shall provide prompt written notice to the Seller following its receipt of notification by any party to the Underwriting Agreement of such party's refusal or intended refusal to fulfill its obligations under the Underwriting Agreement and the stated reasons therefor (if any). Each of the Parent and the Buyer shall use reasonable best efforts (i) to enforce its rights under the Underwriting Agreement, (ii) to cause all conditions under the Underwriting Agreement, including, but not limited to, the Underwriting Conditions, to be satisfied, (iii) to cause all transactions contemplated by the Underwriting Agreement to be consummated, and (iv) to cause the conditions contained in Sections 6.8 and 6.9 of this Agreement to be satisfied.

         4.13.    Benefit Plans.
                  -------------

                  (a) Each of the Parent and the Buyer agrees to cause the Transferred Companies (i) to maintain for a period of one year after the Closing the Assumed Plans in effect on the date of this Agreement or with respect to which binding obligations were entered into prior to the date of this Agreement, or (ii) to provide benefits (other than equity-based plans) to each current employee of the Transferred Companies that are not materially less favorable in the aggregate to such employees than those benefits in effect for such employees on the date of this Agreement, or
     (iii) in relation to each employee who is a member of or participant in a foreign plan, to provide benefits which are equal in value to the benefits attributable under applicable law to that employee under such foreign plan.

                  (b) In addition to the agreement set forth in Section 4.13(a), from and after the Closing, the Transferred Companies shall honor in accordance with their respective terms (as in effect on the date of this Agreement), all of the Transferred Companies' employment, severance and termination agreements, plans and policies, including any change in control provisions contained therein.

                  (c) With respect to any "employee benefit plan", as defined in
     Section 3(3) of ERISA, maintained by any Transferred Company (including any severance plan), for all purposes, including determining eligibility to participate and vesting, service with any such Transferred Company shall not be interrupted by, and shall continue after, the Closing; provided,
                                                                   --------
     however, that such service need not be recognized to the extent that such
     -------
     recognition would result in any duplication of benefits.

                  (d) Buyer shall assume all COBRA responsibilities with respect to current and former Employees and their qualified beneficiaries, including but not limited to continuation coverage and required notices, with respect to all current and former Employees and their qualified beneficiaries who experience a qualifying event prior to the Closing Date.

                  (e) On or prior to the Closing Date, Seller shall take all actions reasonably necessary and appropriate to become the sole sponsor of the Enterprise Solutions 401(k) Plan (the "401(k) Plan") and to remove any Transferred Company as a sponsoring employer of the 401(k) Plan; provided that Buyer shall take all actions reasonably necessary to assist Seller by providing records and other information to Seller as may be reasonably necessary for Seller to administer such 401(k) Plan, including without limitation, information necessary to complete any financial audit of the Plan, make distributions to Participants or former Participants, and make filings with governmental authorities.

                  (f) Seller shall take all actions reasonably necessary to facilitate the spin-off of all flexible spending account balances from Seller's medical and dependent care reimbursement accounts with respect to employees of the Transferred Companies and shall provide such records as are reasonably required in connection therewith; provided that Buyer shall take all actions reasonably necessary to establish a plan to which such accounts shall be transferred.

     4.14. Shareholder Approval. Parent shall use its reasonable best efforts to
           --------------------
obtain as promptly as practicable the consent of its shareholders necessary to consummate and make effective the transactions contemplated by this Agreement, and shall take all other actions reasonably necessary to consummate and make effective the transactions contemplated by this Agreement. Parent shall use its best efforts to dispatch to its shareholders no later than 6:00 p.m. (London time) on the date 2 days after the signing date a circular containing the unanimous recommendation of the directors of Buyer to vote in favor of the resolution containing the consent referred to in the previous sentence.

     4.15. Payment of Bonuses. Buyer shall pay the "Deal Bonuses" listed in the
           ------------------
chart on the first page of Section 2.9 of the Disclosure Schedule in accordance with the terms of such bonuses as described in the documents provided to Buyer by Seller.

     4.16. Resignations. To the extent requested by Buyer in writing, Seller
           ------------
shall use commercially reasonable efforts to obtain and deliver to Parent the resignations, effective as of the Closing Date, of executive officers and directors and auditors of the Transferred Companies, in each case confirming that they have no claims against any of the Transferred Companies.

     4.17. Transfer of IndiaCo Shares. In connection with the Closing, Seller
           --------------------------
shall take all actions necessary to cause HoldCo to transfer the IndiaCo Shares owned by HoldCo to Buyer.

     4.18. Dissolution of Renaissance Worldwide Strategy (S) Pte Ltd. To the
           ---------------------------------------------------------
extent that Renaissance Worldwide Strategy (S) Pte Ltd. has not been dissolved prior to Closing, Parent and Buyer shall take all reasonable steps required to effect such dissolution in an expeditious manner after the Closing Date.

     4.19. Potential Counterclaim. The Seller shall use commercially
           ----------------------
reasonable efforts to settle prior to Closing the potential claim of Marion Pepsi-Cola Bottling Co. described on

Section 2.11 of the Disclosure Schedule. After Closing, Seller will retain sole control of any settlement negotiations, arbitration or litigation in connection with any claim or counterclaim by Marion Pepsi-Cola Bottling Co. against the Company which could reasonably be expected to result in Losses subject to indemnification by Seller pursuant to Section 8.2(a)(v) below. In addition, Parent and Buyer agree that, at the request of Seller, they will cause personnel of the Transferred Companies to cooperate with Seller in connection with evaluating such claim and preparing for and pursuing such settlement negotiations, arbitration or litigation.

     4.20. Actions with respect to UK Leases. Prior to Closing, the Seller will
           ---------------------------------
use commercially reasonable efforts to (a) cause Renaissance Worldwide Ltd. to enter into a sublease substantially in the form previously provided to Buyer with Renaissance Worldwide Strategy Ltd. with respect to a portion of the property at 33 Cavendish Square, 6/th/ Floor, London, England W1M0RW; (b) cause to be executed on or before September 28, 2000 an assignment of lease with respect to the property at 4 Great James Street, London, England WCI to Renaissance Worldwide Ltd., and a sublease thereof to Living Earth Foundation Ltd., both substantially in the form previously provided to Buyer; and (c) if the events described in the preceding clause (b) have not occurred on or prior to September 28, 2000, to cause to be executed the lease assignment and the sublease with respect to the 4 Great James Street prior to Closing.

5. Conditions Precedent to the Obligations of each Party. The respective obligations of each party to consummate the transactions contemplated hereby are subject to the satisfaction on or prior to the Closing Date of each of the following conditions:

     5.1.  HSR Act. The waiting period, if any, applicable to the consummation
           -------
of the purchase and sale of the Shares under the HSR Act shall have expired or been terminated.

     5.2.  No Injunctions or Restraints; Illegality. No temporary restraining
           ----------------------------------------
order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the purchase and sale of the Shares shall be in effect, nor shall any proceeding brought by any administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, seeking any of the foregoing be pending; and there shall not be any action taken, or any Law enacted, entered, enforced or deemed applicable to the purchase and sale of the Shares, which makes the consummation of the transactions contemplated herein illegal.

6. Additional Conditions Precedent to the Obligations of the Buyer. The obligations of the Parent and the Buyer to purchase the Shares and to consummate the other transactions contemplated hereby is subject to the satisfaction on or prior to the Closing Date of each of the following conditions:

     6.1.  Representations and Warranties. The representations and warranties of
           ------------------------------
the Seller contained in this Agreement shall be true and correct in all material respects as of the date hereof and as of the Closing Date as if made on and as of the Closing Date, except for (i) changes contemplated or permitted by this Agreement or the Disclosure Schedule and (ii) those representations and warranties which address matters only as of a particular date (which shall have been true and correct in all material respects as of such date), and the Parent and the Buyer shall have received a certificate to such effect signed on behalf of the Seller by an officer of the Seller.

     6.2.  Agreements and Covenants. The Seller shall have performed or complied
           ------------------------
in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it at or prior to the Closing Date, and the Parent and the Buyer shall have received a certificate to such effect signed on behalf of the Seller by an officer of the Seller.

     6.3.  Consents Obtained. The consents, waivers, approvals, authorizations
           -----------------
or orders specified in Exhibit C shall have been obtained.
                       ---------

     6.4.  Delivery of Shares. The Seller shall have delivered, or caused to be
           ------------------
delivered, the Shares, free and clear of all Liens, to Buyer, accompanied by duly executed stock powers.

     6.5.  Shareholder Approval. A resolution to approve the sale and purchase
           --------------------
of the Shares provided for in the Agreement, if required, shall have been duly passed at an extraordinary general meeting of the shareholders of Parent.

     6.6.  Legal Opinion. The Seller shall have furnished to the Parent an
           -------------
opinion of Ropes & Gray, counsel to the Seller, as to (i) the due incorporation and legal existence of the Seller, (ii) the due authorization, execution and delivery of the Agreement, and (iii) the legal, valid and binding nature of the agreement (subject to customary qualifications).

     6.7.  Transition Services Agreement. Seller shall have entered into a
           -----------------------------
Transition Services Agreement with attached statements of work substantially in the form set forth in "Exhibit E" attached hereto and such shall be in full
                       ----------
force and effect.

     6.8.  Underwriting Agreement. The conditions to closing contained in
           ----------------------
Sections 2.1.1 through 2.1.6 of the Underwriting Agreement (the "Underwriting
                                                                 ------------
Conditions") shall have been satisfied or waived; provided, however, that if the
----------
Parent does not notify the Seller in writing at or before 10:00 a.m. (London time) on Tuesday, September 26, 2000 that the Underwriting Conditions have not been met, the condition to closing contained in this Section 6.8 shall be deemed to be irrevocably waived by the Parent and Buyer.

     6.9.  Listing of Shares. The new Ordinary Shares of Parent, arising on
           -----------------
conversion of the Convertible Units of Loan Stock referred to in the Underwriting Agreement, shall have been admitted to the Official List of the United Kingdom Listing Authority and admitted to trading on the London Stock Exchange, such admission having become effective.

7. Additional Conditions Precedent to Obligations of the Seller. The obligations of the Seller to effect the sale of the Shares and to consummate the other transactions contemplated hereby is subject to the satisfaction on or prior to the Closing Date of each of the following conditions:

     7.1.  Representations and Warranties. The representations and warranties of
           ------------------------------
Parent and Buyer contained in this Agreement shall be true and correct in all material respects as of the date hereof and as of the Closing Date as if made on and as of the Closing Date, and the Seller shall have received a certificate to such effect signed on behalf of Buyer by an officer of Buyer, and on behalf of Parent by an officer of Parent.

     7.2.  Agreements and Covenants. Each of Buyer and Parent shall have
           ------------------------
performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Closing Date, and the Seller shall have received a certificate to such effect signed on behalf of Buyer by an officer of Buyer and on behalf of Parent by an officer of Parent.

     7.3.  Consents Obtained. The consents, waivers, approvals, authorizations
           -----------------
or orders specified in Exhibit C shall have been obtained.
                       ---------

     7.4.  Payment of Purchase Price. The Buyer shall have delivered the
           -------------------------
Purchase Price to Seller.

     7.5.  Legal Opinion. The Buyer shall have furnished to the Sellers an
           -------------
opinion of Shaw Pittman, counsel to the Parent and the Buyer, as to (i) the due incorporation and legal existence of the Parent and the Buyer, (ii) the due authorization, execution and delivery of the Agreement, and (iii) the legal, valid and binding nature of the Agreement (subject to customary qualifications).

     7.6.  Transition Services Agreement. The Company and IndiaCo shall have
           -----------------------------
entered into a Transition Services Agreement with attached statements of work substantially in the form set forth in "Exhibit E" attached hereto and such
                                        ---------
shall be in full force and effect.

8.   Indemnification.

     8.1.  Survival of Representations and Warranties. All of the
           ------------------------------------------
representations and warranties contained herein or in any document, certificate or other instrument required to be delivered hereunder shall survive the Closing and continue in full force and effect until the applicable expiration date (the "Expiration Date"), as follows: the first anniversary of the Closing; provided,
 ---------------
however, that the representations and warranties made in (i) Sections 2.3, 2.4, 2.5, 3.1 and 3.2 shall survive without time limit, and (ii) Sections 2.12, 2.16, 2.17, 2.20, 3.3 and 3.5 shall survive the Closing until the expiration of the applicable statute of limitations, and the term "Expiration Date" shall be deemed to mean whichever of the foregoing survival periods is applicable. The termination of any such representation and warranty, however, shall not affect any claim for any breach of any representation or warranty if written notice thereof is given to the breaching party or parties prior to such termination date.

     8.2.  General Indemnity. From and after the Closing, and subject to Section
           -----------------
8.3:

           (a) the Seller hereby agrees to indemnify, defend and hold harmless the Parent, the Buyer and its Affiliates and each of their respective directors and officers and each of their heirs and representatives (each, in its capacity as an indemnified party, an "Indemnified Party") against
                                                  -----------------
     and in respect of all Losses after the Closing resulting from: (i) any breach of any representation or warranty made by the Seller herein or in any certificate delivered pursuant to this Agreement, (in the case of the representations and warranties set forth in Sections 2.6, 2.7, 2.10, 2.11,
     2.15 and 2.23(c) as if all such representations and warranties read with all qualifications and exceptions as to "Material Adverse Effect" deleted),
     (ii) any breach or non-performance by the Seller of any covenant, agreement or obligation to be performed by it hereunder; (iii) any liabilities arising under the Company Benefit Plans maintained, administered by or contributed to by any Transferred Company or Seller for the benefit of any employees, officers or directors of any Transferred Company as of the Closing Date, other than the Assumed Plans, which exceed in the aggregate $50,000, excluding those liabilities accrued on the Financial Statements of the Company at the Closing or otherwise assumed by the Buyer under this Agreement; (iv) any liabilities arising in connection with Renaissance Worldwide Strategy (S) Pte Ltd. to the extent such liabilities do not arise out of the actions of Buyer and its Affiliates (including, with respect to actions taken after the Closing, the Transferred Companies), and (v) any claim or counterclaim brought by Marion Pepsi-Cola Bottling Co. against the Company alleging non-performance of the obligations of the Company prior to Closing or any other breach prior to Closing by the Company of its obligations under the Consulting Agreement between Marion Pepsi-Cola Bottling Co. and the Company dated May 6, 1999, or any litigation, arbitration or settlement thereof.

           (b) Each of the Parent and the Buyer hereby agrees to indemnify, defend and hold harmless the Seller and its Affiliates and each of their respective directors and officers and each of their heirs and representatives (each, in its capacity as an indemnified party, an "Indemnified Party") against and in respect of all Losses after the Closing
      -----------------
     resulting from: (i) any breach of any representation or warranty made by the Buyer or the Parent herein or in any certificate delivered pursuant to this Agreement, and (ii) any breach or non-performance by the Buyer or the Parent of any covenant, agreement or obligation to be performed by it hereunder; and

     The applicable Indemnified Party shall provide prompt written notice for any claim made or proposed to be made for indemnification under this Section 8.2, whether or not arising out of a claim by a third party.

     8.3.  Limitations on Indemnity. Notwithstanding the foregoing, no claim
           ------------------------
may be made or suit instituted under this Section 8 with respect to any breach (or purported breach) of representation or warranty after the applicable Expiration Date, except for Reserved Claims. The term "Reserved Claims" shall
                                                       ---------------
mean all claims as to which the Indemnitee has given any indemnifying party reasonably specific written notice (in light of the facts then known) on or prior to the applicable Expiration Date. No claim may be made by any party pursuant to this Section 8 with respect to any breach of representation and warranty unless (a) such Loss is in excess of $100,000 and (b) the aggregate amount of all Losses incurred by such party as a result of such breaches that would, but for the limitations contained in this sentence, be indemnifiable hereunder exceeds $1,250,000, in which case the indemnifying party's liability, if any, hereunder with respect to such claims shall only be for any amount of such aggregate indemnifiable Losses in excess of such $1,250,000 deductible amount. In addition, no party shall be liable to any Indemnified Party pursuant to this Section 8 for Losses of the types described in Sections 8.2(a)(i) or 8.2(b)(i) to the extent that the total liability for such indemnifying party hereunder for such breach of representation or warranty claims would exceed forty percent (40%) of the Purchase Price. The foregoing time and dollar limitations on indemnification shall not apply to any breach of any covenant contemplated by this Agreement to be performed after the Closing. Notwithstanding anything to the contrary contained in this Agreement, neither the Parent nor the Buyer shall be entitled to make any claim for indemnification under this Section 8 with respect to any matter to the extent that the Purchase Price has been adjusted to reflect such matter pursuant to Section 4.2 (or not required to be adjusted pursuant to Section 4.2(f)), and the amount of any Losses or other amounts for which indemnification is provided under this Section 8 shall be calculated net of any specific accruals, reserves or provisions reflected in the Final Closing Working Capital.

     8.4. Third Party Claims. Promptly after the receipt by any Indemnified
          ------------------
Party of notice of the commencement of any action against such Indemnified Party by a third party, such Indemnified Party shall, if a claim with respect thereto is or may be made against any party pursuant to this Section 8, give such indemnifying party written notice thereof. The failure to give such notice shall not relieve any indemnifying party from any obligation hereunder except where, and then solely to the extent that, such failure actually prejudices the rights of such indemnifying party. Such indemnifying party shall have the right to defend such claim, at such indemnifying party's expense and with counsel of its choice reasonably satisfactory to the Indemnified Party. If the indemnifying party assumes the defense of such claim, the Indemnified Party agrees to cooperate in such defense. So long as the indemnifying party is conducting the defense of such claim as provided in this Section 8.4, the Indemnified Party may retain separate co-counsel at its sole cost and expense and may participate in defense of such claim, and neither the Indemnified Party nor the indemnifying party will consent to the entry of any judgment or enter into any settlement with respect to such claim without the prior written consent of the other, which consent will not be unreasonably withheld. In the event the indemnifying party does not or ceases to conduct the defense of such claim as so provided, (i) the Indemnified Party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, such claim in any manner it may reasonably deem to be appropriate, (ii) subject to the limitations set forth in
Section 8.3, the indemnifying party will reimburse the Indemnified Party promptly and periodically for the costs of defending against such claim, including reasonable attorneys' fees and expenses against reasonably detailed invoices, and (iii) the indemnifying party will remain responsible for any Losses the Indemnified Party may suffer as a result of such claim to the full extent provided in this Section 8.

     8.5. Exclusive Remedy. From and after Closing, indemnification pursuant to
          ----------------
(and subject to the conditions of) this Section 8 shall, in the absence of fraud, be the sole and exclusive remedy of the parties and their respective Affiliates with respect to any breach of this

Agreement and each party hereby waives, to the fullest extent permitted under applicable law, and agrees not to assert after Closing any other claim or action in respect of any such breach.

9. DEFINITIONS. Certain capitalized terms are used in this Agreement with the specific meanings defined below in this Section 9.

     "401(k) Plan" has the meaning set forth in Section 4.13(e).

     "Adjustment" has the meaning set forth in Section 4.2(c).

     "Affiliate" shall have the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act of 1934, as amended.

     "Agreement" has the meaning set forth in the preamble.

     "Assumed Plans" has the meaning set forth in Section 2.12(a).

     "Buyer" has the meaning set forth in the preamble.

     "Charter" means the articles of incorporation, articles of organization, memorandum and articles of association, certificate of incorporation, limited partnership agreement, limited liability company operating agreement, and by-laws (or equivalent charter or organizational documents) of any business entity, in each case as amended and in effect from time to time.

     "Closing" has the meaning set forth in Section 1.3.

     "Closing Date" has the meaning set forth in Section 1.3.

     "COBRA" has the meaning set forth in Section 2.12(c).

     "Code" means the Internal Revenue Code of 1986, as amended and the regulations issued thereunder.

     "Company" has the meaning set forth in the preamble.

     "Company Benefit Plan" means any plan, program, agreement, policy or arrangement, whether covering a single individual or group of individuals, and whether or not reduced to writing, that is maintained in the United States and is: (a) an employee welfare benefit plan within the meaning of Section 3(1) of ERISA; (b) an employee pension benefit plan within the meaning of Section 3(2) of ERISA; (c) a stock bonus, stock purchase, stock option, restricted stock, stock appreciation right or similar equity-based plan; or (d) any other deferred-compensation, retirement, welfare-benefit, bonus, incentive or fringe benefit plan or arrangement, vacation, sick, holiday or other paid leave plan, life insurance or other death benefit plan, severance or other similar benefit plan.

     "Confidentiality Letter" has the meaning set forth in Section 4.4.

     "Contract" has the meaning set forth in Section 2.14.

     "Disclosure Schedule" has the meaning set forth in Section 2.

     "Draft Calculation" has the meaning set forth in Section 4.2(c).

     "Employees" has the meaning set forth in Section 2.12(c).

     "Environmental Laws" means all applicable federal, state, foreign or local laws or any regulation, code, plan, order, decree, judgment, notice or demand letter issued, entered, promulgated or approved thereunder relating to pollution or protection of the environment, including without limitation laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, or hazardous or toxic materials or wastes or any other Hazardous Substance into ambient air, surface water, ground water, or land or otherwise relating to the manufacture, processing, distribution, use, presence, production, treatment, storage, disposal, transport or handling of pollutants, contaminants or hazardous or toxic materials or wastes by the Transferred Companies.

     "Hunter Shares" has the meaning set forth in the recitals.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the regulations issued thereunder.

     "ERISA Affiliate" has the meaning set forth in Section 2.12(d).

     "Exchange Act" has the meaning set forth in Section 2.6(b).

     "Expiration Date" has the meaning set forth in Section 8.1.

     "Final September Working Capital" has the meaning set forth in Section 4.2(g).

     "Financial Statements" has the meaning set forth in Section 2.8.

     "GAAP" has the meaning set forth in Section 2.8.

     "HoldCo" has the meaning set forth in the recitals.

     "HSR Act" has the meaning set forth in Section 2.6(b).

     "IndiaCo" has the meaning set forth in the recitals.

     "IndiaCo Shares" has the meaning set forth in the recitals.

     "Indebtedness" means with respect to any Person, all obligations in respect of: (a) borrowed money; (b) indebtedness evidenced by notes, debentures or similar instruments; (c) capitalized lease obligations; (d) the deferred purchase price of assets, services or securities (other than accounts payable incurred in the ordinary course of business); (e) reimbursement obligations, with respect to letters of credit to the extent such letters of credit are drawn, and such drawn amounts have not been reimbursed; (f) dividends to the extent declared (and not rescinded) but not yet paid; and (g) interest, premium and penalties, if any, owing in respect of the items described in the foregoing clauses (a) through (f).

     "Indemnified Party" has the meaning set forth in Section 8.2.

     "Independent Expert" has the meaning set forth in Section 4.2(f).

     "Intellectual Property" means: (a) all patents and patent applications, together with all reissuances, continuations, revisions and extensions thereof;
(b) all registered trademarks, service marks, trade dress, logos, trade names, and corporate names, including without limitation all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith; (c) all copyrights and copyrightable works, and all applications, registrations, and renewals in connection therewith; and (d) all proprietary computer software (other than commercially available software generally available for license to companies engaged in businesses similar to the businesses of the Transferred Companies).

     "Intellectual Property Rights" has the meaning set forth in Section
2.18(a).

     "IRS" has the meaning set forth in Section 2.16(a).

     "Laws" has the meaning set forth in Section 2.6(a).

     "Leases" has the meaning set forth in Section 2.23(b).

     "Lien" shall mean any mortgage, pledge, lien, security interest, attachment or encumbrance, provided, however, that the term "Lien" shall not include (i)
                --------  -------
statutory liens for Taxes to the extent the obligations secured thereby are not past due or are being disputed in good faith, (ii) encumbrances in the nature of zoning restrictions, easements, rights or restrictions of record on the use of real property if the same do not materially impair the use of such property,
(iii) liens to secure landlords, lessors or renters under leases or rental agreements confined to the premises rented, (iv) deposits or pledges made in connection with, or to secure payment of, worker's compensation, unemployment insurance, old age pension programs mandated under applicable Laws or other social security, (v) liens in favor of carriers, warehousemen, mechanics and materialmen to the extent the obligations secured thereby are not past due or are being disputed in good faith, (vi) liens to secure claims for labor, materials or supplies and other like liens, to the extent the obligations secured thereby are not past due or are being disputed in good faith, and (vi) restrictions on transfer of securities imposed by applicable Laws.

     "Losses" means any and all damages, deficiencies, awards, assessments, amounts paid in good faith settlement, liabilities, charges, decrees, rulings, fees, judgments, fines, penalties, costs and expenses (including without limitation reasonable attorneys' and expert witness' fees and expenses); provided, however, that the amount of any such Losses for the purposes of
--------  -------
indemnification hereunder shall be determined net of the sum of any amounts reasonably recoverable by the Indemnitee under insurance policies with respect to such Loss and the present value (based on a discount factor equal to the applicable federal rate as determined under section 1274(d)(1) of the Code) of any Tax Benefit reasonably expected to be realized by the Indemnitee (or any consolidated, combined or unitary group of which the Indemnitee is also a member) arising from the incurrence or payment of such loss.

     "Material Adverse Effect" means any change, effect or circumstance that is materially adverse to the business, assets, financial condition or results of operations of the Transferred Companies, taken as a whole, or that materially and adversely affects the ability of the Seller to perform its obligations under this Agreement and consummate the transactions contemplated hereby; provided,
                                                                    --------
however, that none of the following shall be deemed in themselves (either alone
-------
or in combination) to constitute, and none of the following shall be taken into account in determining whether there has been or will be, a Material Adverse
Effect: (i) any change, effect or circumstance that arises by reason of or relates to a general deterioration in the economy or in the industries in which the Transferred Companies operate (whether in the United States or in the foreign countries in which the Transferred Companies operate), (ii) any change, effect or circumstance that arises out of or relates to the disclosure of the fact that the Parent or the Buyer is the prospective acquiror of the Transferred Companies, (iii) any change, effect or circumstance that arises out of or relates to action taken by the Parent or any of its Affiliates (iv) any change, effect or circumstance to the extent attributable to the announcement or pendency of the transactions contemplated hereby (including any cancellations of or delays in customer orders, any reduction in sales, any disruption in supplier, distributor, partner or similar relationships or any loss of employees); (v) any adverse change, effect, event, occurrence, state of facts or development arising from or relating to any change in accounting requirements or principles imposed upon the Transferred Companies or any change in applicable laws, rules or regulations or the interpretation thereof, or (vi) any adverse change, effect, event, occurrence, state of facts or development arising from or relating to compliance with the terms of, or the taking of any action required by, this Agreement.

     "Most Recent Balance Sheet" has the meaning set forth in Section 2.8.

     "Non-Acceptance Notice" has the meaning set forth in Section 4.2(e).

     "Parent" has the meaning set forth in the preamble."

     "Parent Financial Statements" has the meaning set forth in Section 3.7.

     "Person" means any natural person or any corporation, association, partnership, joint venture, limited liability, joint stock or other company, trust, or governmental or other legal entity.

     "Policies" has the meaning set forth in Section 4.2(c).

     "Purchase Price" has the meaning set forth in Section 1.2.

     "PWC" has the meaning set forth in Section 4.2(d).

     "PWC Calculation" has the meaning set forth in Section 4.2(d).

     "Renaissance Advance" has the meaning set forth in Section 4.2(a).

     "Reserved Claims" has the meaning set forth in Section 8.3.

     "Securities Act" means the Securities Act of 1933, as amended and the regulations issued thereunder.

     "Seller" has the meaning set forth in the preamble.

     "September Cash" has the meaning set forth in Section 4.2(c).

     "September Cash Payment Date" has the meaning set forth in Section 4.2(c).

     "September Working Capital" has the meaning set forth in Section 4.2(c).

     "Shares" has the meaning set forth in the recitals.

     "Tax" has the meaning set forth in Section 2.16(a).

     "Tax Return" has the meaning set forth in Section 2.16(a).

     "Transferred Company" means any and all of the Company, its subsidiaries and IndiaCo.

     "Transferred Company Plan" has the meaning set forth in Section 2.12(a).

     "Underwriting Agreement" has the meaning set forth in Section 3.4.

     "Underwriting Conditions" has the meaning set forth in Section 6.8.

     "Working Capital Deficit" has the meaning set forth in Section 4.2(g).

     "Working Capital Surplus" has the meaning set forth in Section 4.2(g).

10.  MISCELLANEOUS.

     10.1. Knowledge. References in this Agreement to "knowledge of the Seller"
           ---------
shall be deemed to mean the actual knowledge of executive officers of the Seller and the directors and executive officers of the Transferred Companies.

     10.2. Notices. All notices, requests, demands, claims and other
           -------
communications hereunder shall be in writing and shall be sent by facsimile, overnight courier, registered mail or certified mail. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given, as applicable, (a) upon confirmation of receipt of facsimile (provided that a second copy is also sent by U.S. mail or reputable overnights courier service),
(b) one business day following the date sent when sent by overnight delivery through Federal Express, United Parcel Service or other reputable overnight courier service or (c) five business days following the date mailed when mailed by registered or certified U.S. mail return receipt requested and postage prepaid at the following address:

     If to Seller, to it at:

          Renaissance Worldwide, Inc.
          52 Second Avenue
          Waltham, MA
          Attn: General Counsel

          Telephone:  781-290-3000
          Telecopier: 781-290-3913

     With a copy to:

          Ropes & Gray
          One International Place
          Boston, MA 02110
          Attn: Keith F. Higgins, Esq.

          Telephone:  (617) 951-7000
          Telecopier: (617) 951-7050

     If to the Buyer or the Parent, to it at:

          Cedar Group Plc
          Cedar House
          78 Portsmouth Road
          Cobham
          Surrey KT11 1HY
          United Kingdom

          Telephone:  44 (0) 1932 584000
          Telecopier: 44 (0) 1932 584001

     With a copy to:

          Biddle (Solicitors)
          1 Gresham Street
          78 Portsmouth Road
          London EC2V 7BU
          United Kingdom

          Telephone:  44 (20) 7606 9301
          Telecopier: 44 (20) 7606 3305

     Notwithstanding the foregoing, any party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, ordinary mail, or electronic mail); provided, however, that no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other party notice in the manner herein set forth.

     10.3. Expenses of Transaction. Whether or not the transactions provided
           -----------------------
for herein are consummated, except as otherwise provided herein, each of the parties hereto will assume and bear all expenses, costs and fees (including legal and accounting fees and expenses) incurred by such party in connection with the preparation, negotiation and execution of this Agreement and the transactions contemplated hereby; provided, that, expenses of the Transferred Companies incurred prior to the Closing shall be deemed to be expenses of the Seller; provided further, however, notwithstanding the foregoing, (i) the Parent or the Buyer shall pay the fee payable to PricewaterhouseCoopers LLP for performing the audit of the Transferred Companies undertaken at Buyer's request in connection with the requirements of the London Stock Exchange; (ii) Buyer and Seller shall each pay $22,500, or one half, of the fee required to be paid to the Federal Trade Commission under the HSR Act in connection with the transactions contemplated by this Agreement and (iii) if the Closing occurs, the Parent or the Buyer will pay the Deal Bonuses described in Section 4.15 above.

     10.4. Assignment. This Agreement shall be binding upon and inure to the
           ----------
benefit of and be enforceable by the successors and permissible assigns of the Seller, the Parent and the Buyer. This Agreement and any rights hereunder shall not be assigned, hypothecated or otherwise transferred by any party hereto without the prior written consent of the other parties hereto; provided, however, that the Parent or the Buyer may assign this Agreement and any rights hereunder, following the Closing, to any Affiliate of the Parent provided that such assignment shall not relieve either the Parent or the Buyer, respectively, of any liability for the non-performance of its obligations hereunder.

     10.5. Entire Agreement. The agreement of the parties that is comprised of
           ----------------
this

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

Agreement, the Exhibits and Schedules hereto and the other documents referred to herein sets forth the entire agreement and understanding between the parties and supersedes any prior agreement or understanding, whether oral or written, relating to the subject matter of this Agreement.

     10.6. No Further Representations, etc. The Seller and the Transferred
           -------------------------------
Companies have not made and are not making any representation, warranty, covenant or agreement, express or implied, with respect to the matters contained in this Agreement other than the explicit representations, warranties, covenants and agreements set forth herein. The Seller hereby explicitly disclaims any and all representations or warranties other than those explicitly set forth in this Agreement.

     10.7. Headings. The headings contained in this Agreement are inserted only
           --------
as a matter of convenience and for reference and in no way define, limit, or describe the scope or intent of this Agreement.

     10.8. Termination. The parties may terminate this Agreement as provided
           -----------
below:

           (a) the parties may terminate this Agreement by mutual written consent at any time prior to the Closing;

           (b) the Parent may terminate this Agreement by giving written notice to the Seller at any time prior to the Closing (or at such other time as is specified in this Section 10.8(b)) (i) in the event the Seller has breached any representation, warranty, or covenant contained in this Agreement in a manner that would cause a condition in Sections 6.1 or 6.2 not to be satisfied, the Parent has notified the Seller of the breach, and the breach cannot be cured within 15 days or the Seller fails to notify Parent within 10 days after such notice of its intent to cure such breach or (ii) if the Closing shall not have occurred on or before October 31, 2000 by reason of the failure of any condition precedent under Section 6.1 of this Agreement or (iii) at any time after 5:00 p.m. (Boston time) on Friday, October 6, 2000, if (x) pursuant to Section 6.8, the Parent provided a written notice to Seller at or before 10:00 a.m. London time on September 26, 2000 stating that the Underwriting Conditions had not been met or waived, (y) Seller did not exercise its right to terminate this Agreement pursuant to Section 10.8(c)(iv), and (z) Parent has not been able to cause the Underwriting Conditions to be satisfied, Parent shall have the right to terminate this Agreement at any time prior to 5:00 p.m. (London time) on October 13, 2000.

           (c) the Seller may terminate this Agreement by giving written notice to the Parent at any time prior to the Closing (or at such other time as is specified in this Section 10.8(c)) (i) in the event the Parent or the Buyer has breached any representation, warranty, or covenant contained in this Agreement in a manner that would cause the condition in Sections 7.1 or 7.2 not to be satisfied, the Seller has notified the Parent of the breach, and the breach cannot be cured within 15 days or the Parent fails to notify the Seller within 10 days after such notice of its intent to cure such breach or (ii) if any of the covenants specified in Section 4.12 is breached or is not complied with in any material respect or (iii) if the Closing shall not have occurred on or before October 31, 2000, by reason of the failure of any condition precedent under Section 7.1 of this Agreement or (iv) if, pursuant to
     Section 6.8, the Seller receives from Parent a written notice at or before 10:00 a.m. London time on September 26, 2000 stating that the Underwriting Conditions have not been met or waived, the Seller shall have the right to terminate this Agreement at any time prior to 5:00 p.m. (Boston time) on October 6, 2000; and

            (d) any party may terminate this Agreement if the Closing has not occurred by November 15, 2000 unless the Closing has not occurred through the failure of the party seeking to terminate this Agreement or an Affiliate of such Person which is also party to this Agreement to comply fully with its obligations hereunder.

            (e) Time is and shall be of the essence in this Agreement.

     10.9.  Effect of Termination. If any party terminates this Agreement
            ---------------------
pursuant to Section 10.8 above, all rights and obligations of the parties hereunder shall terminate (other than the rights and obligations of the parties under Section 4.6 and 10.3) without any liability of any party to any other party (except for any liability of any party then in breach).

     10.10. Governing Law, etc. This Agreement shall be governed by and
            -------------------
construed in accordance with the laws of the Commonwealth of Massachusetts. Each of the parties hereto hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of the Commonwealth of Massachusetts and of the United States of America located in the Commonwealth of Massachusetts for any actions, suits or proceedings arising out of or relating to this Agreement and the transactions contemplated hereby, and each of the parties hereto agrees not to commence any action, suit or proceeding relating hereto or thereto except in such courts. Each of the parties hereto hereby irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby or thereby, in the courts of the Commonwealth of Massachusetts or the United States of America located in the Commonwealth of Massachusetts, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum. In any action or suit to enforce any right or remedy under this Agreement or to interpret any provision of this Agreement, the prevailing party shall be entitled to recover its costs, including reasonable attorneys' fees.

     10.11. Waiver of Jury Trial. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW
            --------------------
THAT CANNOT BE WAIVED, EACH PARTY HEREBY WAIVES, AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE, CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING OUT OF OR PASSED UPON THIS AGREEMENT OR THE SUBJECT MATTER HEREOF, WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER SOUNDING IN TORT OR CONTRACT OR OTHERWISE.

     10.12. Counterparts. This Agreement may be executed in any number of
            ------------
counterparts, each of which shall be deemed an original for all purposes and all of which together shall constitute one and the same instrument.

     10.13. Amendments and Waivers. No amendment of any provision of this
            ----------------------
Agreement shall be valid unless the same shall be in writing and signed by the Parent, the Buyer and the Seller. No waiver by any party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

     10.14. Severability. Any term or provision of this Agreement that is
            ------------
invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

     10.15. No Third Party Beneficiaries. This Agreement shall not confer any
            ----------------------------
rights or remedies upon any Person other than the parties hereto and their respective successors and permitted assigns.

     10.16. Parent Guarantee.
            ----------------

            (a) Parent hereby agrees to cause Buyer to perform in full all of its obligations (including, without limitation, its obligation to pay the amounts specified in Sections 1.2, 4.2 and, if applicable, 4.9 and its obligation to pay any amounts due pursuant to Section 8) pursuant to this Agreement. The Parent hereby further unconditionally guarantees the full and punctual payment of all amounts payable by Buyer under this Agreement. Upon failure by the Buyer to pay punctually any such amount, Parent shall forthwith on demand pay the amount not so paid.

            (b) The obligations of the Parent hereunder shall be unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by any change in the corporate existence, structure or ownership of the Buyer, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Buyer or its assets or any resulting release or discharge of any obligation of the Buyer contained in this Agreement.

            (c) The Parent irrevocably waives acceptance hereof, presentment, demand, protest and any notice not provided for herein, as well as any requirement that at any time any action be taken by any person or entity against the Buyer or any other person or entity.

           [The remainder of this page is intentionally left blank.]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed under seal by their respective duly authorized officers as of the day and year first written above.

                                             CEDAR USA HOLDINGS, INC.



                                             By: /s/ Michael D. Hosie
                                                 ------------------------------
                                                 Name: Michael D. Hosie
                                                 Title: Director


                                             CEDAR GROUP PLC



                                             By: /s/ Michael D. Hosie
                                                 ------------------------------
                                                 Name: Michael D. Hosie
                                                 Title: Director


                                             RENAISSANCE WORLDWIDE, INC.



                                             By: /s/ G. Drew Conway
                                                 ------------------------------
                                                 Name: G. Drew Conway
                                                 Title: Chief Executive Officer